                                                                  EXECUTION COPY


          ==========================================================


                         AGREEMENT AND PLAN OF MERGER,

                           DATED AS OF JUNE 30, 1999,

                                  BY AND AMONG

                             AISI ACQUISITION CORP.

                                      AND

                        ARMSTRONG WORLD INDUSTRIES, INC.

                                      AND

                     ARMSTRONG INDUSTRIAL SPECIALTIES, INC.



          ==========================================================

                         AGREEMENT AND PLAN OF MERGER

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                           No.
                                                                           ---
ARTICLE I

         DEFINITIONS .......................................................2
                  1.01     Definitions .....................................2

ARTICLE II

         TRANSACTIONS .....................................................16
                  2.01     The Merger......................................16
                  2.02     The Closing.....................................16
                  2.03     Effect of Merger................................16
                  2.04     Articles of Incorporation.......................17
                  2.05     Bylaws..........................................17
                  2.06     Directors and Officers..........................17
                  2.07     Conversion of Securities........................17
                  2.08     Stock Transfer Books............................18
                  2.09     Payment of Merger Consideration.................18
                  2.10     Closing Date Working Capital;
                           Merger Consideration Adjustments................19

ARTICLE III

         REPRESENTATIONS AND WARRANTIES
         OF THE PARENT ....................................................21
                  3.01     Organization, Qualification, and
                           Corporate Power.................................21
                  3.02     Capitalization..................................21
                  3.03     Authorization of Transactions...................22
                  3.04     No Conflicts....................................22
                  3.05     Governmental Approvals and Filings..............23
                  3.06     Financial Statements............................24
                  3.07     No Undisclosed Liabilities......................24
                  3.08     Books and Records...............................24
                  3.09     Absence of Certain Changes......................25
                  3.10     Legal Proceedings...............................27
                  3.11     Taxes...........................................27
                  3.12     Compliance with Laws and Orders.................30
                  3.13     ERISA...........................................31
                  3.14     Labor and Employment Matters....................32

                                                                         Page
                                                                          No.
                                                                          ---

                  3.15     Tangible Personal Property......................33
                  3.16     Intellectual Property Rights....................33
                  3.17     Contracts.......................................34
                  3.18     Licenses........................................36
                  3.19     Insurance.......................................36
                  3.20     Affiliate Transactions..........................36
                  3.21     Real Estate.....................................37
                  3.22     Environmental Matters...........................38
                  3.23     Other Interests.................................39
                  3.24     Certain Business Practices......................39
                  3.25     Substantial Customers and Suppliers.............40
                  3.26     Accounts Receivable.............................40
                  3.27     Inventory.......................................40
                  3.28     Brokers.........................................40
                  3.29     Ownership.......................................40
                  3.30     Product Warranties..............................41
                  3.31     Year 2000 Problem...............................41
                  3.32     Accredited Investor.............................41

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF AAC.............................42
                  4.01     Organization....................................42
                  4.02     Authorization of the Transactions...............42
                  4.03     No Conflicts....................................42
                  4.04     Governmental Approvals and Filings..............43
                  4.05     Brokers.........................................43
                  4.06     Capitalization..................................43
                  4.07     Hart-Scott-Rodino...............................43

ARTICLE V

         COVENANTS.........................................................44
                  5.01     Noncompetition..................................44
                  5.02     Insurance.......................................46
                  5.03     Elimination of Intercompany Contracts...........46
                  5.04     Indebtedness....................................46

ARTICLE VI

         SURVIVAL AND INDEMNIFICATION......................................46

                                                                         Page
                                                                          No.
                                                                          ---

                  6.01     Survival of Representations, Warranties,
                           Covenants and Agreements........................46
                  6.02     Indemnification by the Parent...................47
                  6.03     Indemnification by AAC..........................48
                  6.04     Method of Asserting Claims......................48
                  6.05     Thresholds......................................52
                  6.06     Exclusivity.....................................52

ARTICLE VII

         TAX MATTERS.......................................................53
                  7.01     Preparation and Filing of Tax Returns...........53
                  7.02     Allocation of Tax Liability.....................54
                  7.03     Allocation of Certain Taxes.....................55
                  7.04     Carryovers, Refunds and Related Matters.........55
                  7.05     Tax Contests....................................57
                  7.06     Tax Benefits Resulting from Audit Adjustment....57
                  7.07     Cooperation.....................................58
                  7.08     Payment of Transfer Taxes and Fees..............59
                  7.09     Termination of Tax Sharing Agreements...........59
                  7.10     Characterization of Payments....................59
                  7.11     Conflict........................................59
                  7.12     Survival........................................60

ARTICLE VIII

         EMPLOYEE BENEFIT MATTERS..........................................60
                  8.01     Employment of Employees After Effective
                           Time............................................60
                  8.02     Defined Contribution and Defined Benefits
                           Plans...........................................61
                  8.03     Deferred Compensation, Severance, Equity,
                           Phantom Stock and Other Plans...................63
                  8.04     Welfare Benefit Plans...........................63
                  8.05     Extension of the "Effective Date"for
                           Purposes of Benefits Provided Pursuant
                           to the Transition Services Agreement............64

                                                                         Page
                                                                          No.
                                                                          ---

ARTICLE IX

         CLOSING DELIVERIES AND ACTIONS....................................65
                  9.01     Officers'Certificates...........................65
                  9.02     Third Party Consents............................65
                  9.03     Opinion of Counsel..............................65
                  9.04     Good Standing Certificates......................65
                  9.05     Intercompany Contracts..........................65
                  9.07     Delivery of Environmental Certificate...........66
                  9.08     FIRPTA Certificate..............................66
                  9.09     Transaction Documents...........................66

ARTICLE X

         MISCELLANEOUS.....................................................66
                  10.01    Notices.........................................66
                  10.02    Use of Armstrong Name...........................68
                  10.03    Entire Agreement `..............................68
                  10.04    Fees and Expenses...............................68
                  10.05    Public Announcements............................68
                  10.06    Further Assurances..............................68
                  10.07    Waiver..........................................69
                  10.08    Amendment.......................................69
                  10.09    Third Party Beneficiaries.......................69
                  10.10    No Assignment; Binding Effect...................69
                  10.11    Headings; Construction..........................69
                  10.12    Invalid Provisions..............................70
                  10.13    Governing Law...................................70
                  10.14    Consent to Jurisdiction and Service of
                           Process.........................................70
                  10.15    Waiver of Jury Trial............................70
                  10.16    Counterparts....................................71
                  10.17    Time of Essence.................................71
                  10.18    Limited Recourse................................71

                                    EXHIBITS


Exhibit A      Form of Intellectual Property Sale Agreement

Exhibit B      Form of Registration Rights Agreement

Exhibit C      Form of Research and Development Facility Lease

Exhibit D      Form of Shareholders' Agreement

Exhibit E      Form of Supply Agreement

Exhibit F      Form of Transition Services Agreement

Exhibit G      Form of Amended and Restated Articles of Incorporation of
               Surviving Corporation

Exhibit H      Form of Bylaws of the Surviving Corporation

Exhibit I      Directors of the Surviving Corporation

Exhibit J      Form of Officer's Certificate of Parent

Exhibit K-1    Form of Secretary's Certificate of Parent

Exhibit K-2    Form of Secretary's Certificate of Company

Exhibit L      Form of  Opinion of Rogers & Wells LLP

Exhibit M      Form of Environmental Certificate

                          AGREEMENT AND PLAN OF MERGER

          Agreement and Plan of Merger (the "Agreement"), dated as of June 30,
                                             ---------
1999, by and among AISI Acquisition Corp., a Pennsylvania corporation ("AAC"),
                                                                        ---
Armstrong World Industries, Inc., a Pennsylvania corporation (the "Parent"), and
                                                                   ------
Armstrong Industrial Specialties, Inc., a Pennsylvania corporation (the "Company"). AAC, the Parent and the Company are sometimes referred to
 -------
collectively herein as the "Parties."


                                  WITNESSETH:

          WHEREAS, the Company is engaged, directly and indirectly through its Subsidiaries, in the design, manufacture and distribution of gasket and specialty paper products, including felt backing for floor products.

          WHEREAS, the Parent owns one thousand (1,000) shares of common stock, par value $1.00 per share, of the Company ("Company Common Stock"), constituting
                                            --------------------
all of the issued and outstanding shares of capital stock of the Company (the "Shares");
 ------

          WHEREAS, the Boards of Directors of AAC and the Company deem it advisable and in the best interests of each corporation and its respective shareholders for AAC to acquire the Company and consummate the transactions contemplated by this Agreement upon the terms and subject to the conditions set forth herein; and

          WHEREAS, also in furtherance of such acquisition, the Boards of Directors of AAC, the Parent, as sole shareholder of the Company, and the Company have each approved the merger (the "Merger") of AAC with and into the
                                            ------
Company, with the Company as the surviving corporation in the Merger, in accordance with the Business Corporation Law of the Commonwealth of Pennsylvania ("PBCL") upon the terms and subject to the conditions set forth herein.
  ----

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.0  Definitions.
          -----------

          (a) As used in this Agreement, the following terms shall have the meanings set forth below.

     "Acquired Party" means each of the Company (including the Surviving
      --------------
Corporation after the Effective Time, in the event the Closing occurs), Armstrong Industrial Specialties International, Inc., a Nevada corporation ("AISI") and the Non-U.S. Subsidiaries.
  ----

     "Actions or Proceedings" means any action, suit, proceeding, arbitration or
      ----------------------
Governmental or Regulatory Authority investigation or audit other than Environmental Claims.

     "Affiliate" means, as applied to any Person, any other Person directly or
      ---------
indirectly controlling, controlled by or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise and, in any event and without limiting the previous sentence, any Person owning more than fifty percent (50%) of the voting securities of a second Person shall be deemed to control that second Person. For purposes of Sections
1.01 (definition of "Seller Party"), 3.09(k), 3.20, 5.03 and 9.05 only, "Affiliate" also means, without limiting the foregoing sentences, as applied to any Person, any other Person that owns or controls (i) 5% or more of any class of equity securities of that Person or any of its Affiliates or (ii) 5% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) any director, partner or officer of such Person.

     "Agreement" means this Agreement and Plan of Merger and the Disclosure
      ---------
Schedule and any certificate delivered pursuant to this Agreement, as the same may be amended from time to time in accordance with the terms hereof.

     "Asbestos Claims" means third party claims (including without limitation
      ---------------
settlements in connection therewith) for bodily injury or property damage allegedly caused by the presence of asbestos or asbestos fibers in a product, including without limitation, beater addition gasket material and flooring felts (including when such materials have been incorporated into another product or structure) manufactured, distributed or sold prior to or as of the Closing Date by or on behalf of: (i) the Parent, the Company or any of the Subsidiaries,
(ii) any predecessors of the Parent, any predecessors of the Company or any predecessors of the Subsidiaries, or (iii) any entities previously owned by the Parent, any entities previously owned by the Company or any entities previously owned by the Subsidiaries, in each case, as the Company, the Subsidiaries or such other entity existed as of or prior to the Closing Date, (provided, however, that Asbestos Claims shall not include claims in respect of
 --------  -------
costs associated with the removal after the Closing Date of any asbestos or asbestos-containing materials incorporated into any building at any Site or claims that are exclusively covered under worker's compensation laws).

     "Assets and Properties" of any Person means all assets and properties of
      ---------------------
every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, capital stock issued by AISI or any of the Non-U.S. Subsidiaries, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

     "Associate" means, with respect to any Person, any corporation or other
      ---------
business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

     "Benefit Plan" means any Plan, other than a Multiemployer Plan, existing at
      ------------
the Closing Date, established or to which contributions have at any time been made by the Company or any Subsidiary thereof, or any predecessor of the Company or any Subsidiary thereof, or under which any employee, former employee or director of the Company or any Subsidiary thereof, or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

     "Books and Records" means all files, documents, instruments, papers, books
      -----------------
and records relating primarily to the Business or Condition of the Company, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

     "Business" means the design, manufacture and distribution of gasket and
      --------
specialty paper products, including felt backing for floor products, by the Company or any predecessor of the Company.

     "Business Combination" means with respect to any Person any (i) merger,
      --------------------
consolidation or combination to which such Person is a party, (ii) any sale, dividend, split or other disposition of any capital stock or other equity interests of such Person, (iii) any exchange offer, recapitalization, liquidation, dissolution or similar transaction, (iv) any sale, dividend or other disposition of all or a material portion of the Assets and Properties of such Person or (v) the entering into of any agreement or understanding, or the granting of any rights or options, with respect to any of the foregoing; provided, however, that the
                                                  --------  -------
term Business Combination shall not include the transactions contemplated by this Agreement or any actions permitted or required to be taken pursuant to this Agreement.

     "Business Day" means a day, other than a Saturday or Sunday, on which
      ------------
commercial banks in New York City, New York, are open for the general transaction of business.

     "Business or Condition of the Company" means the business, condition
      ------------------------------------
(financial or otherwise), results of operations and Assets and Properties (as presently conducted) of the Company and its Subsidiaries taken as a whole.

     "Capital Lease Obligation" means, with respect to any Person and a capital
      ------------------------
lease, the amount of the obligation of such Person as the lessee under such capital lease which would, in accordance with GAAP, appear as a Liability on a balance sheet of such Person.

     "Claim Notice" means a written notification pursuant to Article VI of a
      ------------
Third Party Claim as to which indemnity under Section 6.02 or 6.03 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, on the Indemnified Party in connection with such Third Party Claim and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 6.02 or 6.03, as applicable, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim.

     "Constituent Corporations" means the Company and AAC.
      ------------------------

     "Contracts" means, with respect to any Person, any agreement, contract,
      ---------
commitment obligation, note, bond, mortgage, indenture, option, Lease (other than Real Property Leases), promise or undertaking that is legally binding on such Person or to which such Person is a party.

     "Current Assets" means current assets calculated in a manner consistent
      --------------
with past accounting practices and presented on the Closing Date Balance Sheet, including cash and cash equivalents, accounts receivable (net), gross inventories (including LIFO, FIFO and other necessary reserves), and other current assets.

     "Current Liabilities" means current liabilities calculated in a manner
      -------------------
consistent with past accounting practices and presented on the Closing Date Balance Sheet; including accounts payable, accrued liabilities, and income taxes payable; plus all short-term and long-term workers' compensation liabilities; provided, however, that there shall be excluded from Current Liabilities the accrued compensation related to the Phantom Stock Plan, MAP plan, SEBP plan, and Lewis Hourly Bonus Plan, and income taxes payable allocated from the Parent.

     "Disclosure Schedule" means the schedules dated the date hereof and
      -------------------
attached hereto prepared by the Parent and the Company or AAC, as the case may be, pursuant to this Agreement.

     "Election Notice" means a written notice provided by the Parent in respect
      ---------------
of a Tax Claim to the effect that (i) the Parent acknowledges its indemnity obligation under this Agreement with respect to such Tax Claim and (ii) the Parent elects to contest, and to control the defense or prosecution of, such Tax Claim at the sole risk and sole cost and expense of the Parent.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or
      ---------------------
retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement (including any Multiemployer Plan), which is an Employee Pension Benefit Plan, or (d) Employee Welfare Benefit Plan which the Company or its Subsidiaries maintains or to which the Company has any obligation to contribute.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section
      -----------------------------
3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section
      -----------------------------
3(1).

     "Environment" means all air, surface water, groundwater or land, including
      -----------
land surface or subsurface, including all natural resources.

     "Environmental Claim" means any and all administrative or judicial actions,
      -------------------
suits, orders, claims, Liens, written notices, written notices of violations, investigations, written complaints, written requests for information, proceedings, or other written communication, whether criminal or civil pursuant to or arising out of any applicable Environmental Law by any Person (including but not limited to any Governmental or Regulatory Authority, private Person and citizens' group) based upon or claiming any actual or potential (i) violation of or Liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) Liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines or penalties arising out of, based on, resulting from or related to the presence, Release or threatened Release into the Environment, of any Hazardous Materials provided, that the term "Environmental
                                        --------
Claim" shall not include worker's compensation and product liability claims.

     "Environmental Law" means any and all applicable federal, state, local,
      -----------------
provincial and foreign, civil and criminal laws, statutes, ordinances, common law, orders, codes, rules, regulations, judgments, decrees, injunctions or agreements with any Governmental or Regulatory Authority, relating to the protection of health and the Environment, including but not limited to: the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq. (including any reauthorization, reenactment or replacement thereof to the extent the same is no more stringent than the provisions in effect as of the Closing Date); the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; and the state analogies thereto; provided, however that "Environmental Law" does not include
                   --------  -------
the Occupational Safety and Health Act and the state and local analogies thereto.

     "Environmental Permit" means any federal, state, local, provincial or
      --------------------
foreign permits, licenses, approvals, consents or authorizations required by any Governmental or Regulatory Authority under any applicable Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority under any applicable Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended, and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" means any Person who is, or was, a member of a controlled
      ---------------
group (within the meaning of Section 412(n)(6) of the Code) that includes, or at any time included, the Company or any Subsidiary thereof, or any predecessor of any of the foregoing.

     "Final Determination" means (i) a decision, judgment, decree or other order
      -------------------
by any court of competent jurisdiction, which decision, judgment, decree or other order has become final after all allowable appeals by either party to the action have been exhausted or the time for filing such appeals has expired and is not subject to further review or modification, (ii) a closing agreement entered into under Section 7121 of the Code or any other settlement or other agreement entered into in connection with an administrative or judicial proceeding, (iii) execution of an Internal Revenue Service Form 870AD, (iv) the expiration of the time for instituting suit with respect to a claimed deficiency, (v) the expiration of the time for instituting a claim for refund, or if such a claim was filed, the expiration of the time for instituting suit with respect thereto, or (vi) the payment of Tax by an Acquired Party or the Parent, whichever is responsible for payment of such Tax under applicable law, with respect to any item disallowed by a Taxing Authority, provided that the other party is notified that such Acquired Party or the Parent, whichever is responsible, has determined that no action should be taken to recoup such disallowed item, and such other party agrees with such determination.

     "GAAP" means United States generally accepted accounting principles,
      ----
consistently applied throughout the specified period and in the immediately prior comparable period.

     "Governmental or Regulatory Authority" means any court, tribunal,
      ------------------------------------
arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

     "Guaranty" by any Person means any obligation (other than endorsements in
      --------
the Ordinary Course of Business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, cash dividend or other monetary obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor; (ii) to advance or supply funds for the purchase or payment of such Indebtedness or obligation; (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation; or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or Liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, Liability or dividend unless such Guaranty is limited.

     "Hazardous Material" means petroleum, petroleum hydrocarbons or petroleum
      ------------------
products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, pesticides, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls and any other chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes" or "contaminants" or analogous words under any Environmental Law.

     "Indebtedness" with respect to any Person means, at any time, without
      ------------
duplication, (a) Liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable preferred stock; (b) Liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable or accruals arising in the Ordinary Course of Business but including all Liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (c) Capital Lease Obligations of such Person; (d) Liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not such Person has assumed or otherwise become liable for such Liabilities); (e) Liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); (f) Swap Obligations of such Person; and (g) any

Guaranty of such Person with respect to Liabilities of a type described in any of clauses (a) through (f) hereof.

     "Indemnified Party" means any Person claiming indemnification under any
      -----------------
provision of Article VI.

     "Indemnifying Party" means any Person against whom a claim for
      ------------------
indemnification is being asserted under any provision of Article VI.

     "Indemnity Dispute Notice" means any written notice by an Indemnifying
      ------------------------
Party pursuant to Article VI of a dispute with respect to an Indemnity Notice, specifying the nature of and basis for such a dispute.

     "Indemnity Dispute Period" means the period ending thirty (30) calendar
      ------------------------
days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

     "Indemnity Notice" means written notification pursuant to Article VI of a
      ----------------
claim for indemnity under Article VI by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

     "Indemnity Resolution Period" means the period ending thirty (30) calendar
      ---------------------------
days following receipt by an Indemnified Party of an Indemnity Dispute Notice.

     "Intellectual Property" means all United States and foreign trademarks and
      ---------------------
trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights, patents and patent rights, mask works, brand names, trade dress, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether or not patentable), processes, formulae, industrial models, processes, designs, specifications, data, technology, methodologies, computer programs (including all source codes, object codes, firmware, development tools, records and data), confidential and proprietary information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all common law and worldwide rights to, pending United States and foreign applications for and registrations of patents (including all reissues, divisions, renewals, extensions, provisionals, continuations and continuations in part), trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks and other media on which any of the foregoing is stored.

     "Intellectual Property Sale Agreement" means the Intellectual Property Sale
      ------------------------------------
Agreement dated the date hereof by and among the Surviving Corporation and the Parent in the form of Exhibit A hereto.
                      ---------

     "Investment Assets" means all debentures, notes and other evidences of
      -----------------
Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company or its Subsidiaries (other than capital stock issued by AISI or any of the Non-U.S. Subsidiaries).

     "IRS" means the Internal Revenue Service.
      ---

     "Laws" means all laws, statutes, rules, regulations, ordinances and other
      ----
pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority (other than Environmental Laws or Environmental Permits).

     "Liability" means any and all debts, liabilities and obligations, whether
      ---------
accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Actions or Proceedings or Order and those arising under any Contract.

     "Lease" means all oral and written leases, subleases, license agreements
      -----
and other use and occupancy agreements (and any amendments, renewals, supplements, modifications or extensions thereto), in each case affecting or relating to real property under which the Company or any Subsidiary thereof is a party or to which it or any of its property is bound.

     "Licenses" means all licenses, permits, certificates of authority,
      --------
authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority (other than Environmental Permits).

     "Liens" means any mortgage, pledge, assessment, security interest, lease,
      -----
lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

     "Loss" means any and all claims, Liabilities, damages, fines, fees,
      ----
penalties, deficiencies, losses and expenses, including without limitation, interest, reasonable expenses of investigation, remediation, court costs, reasonable fees and expenses of attorneys, accountants, environmental consultants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include without limitation, all fees and expenses, including, without limitation fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any Third Party Claims or (ii) successfully, in whole or in part, asserting or disputing any rights under Article VI of this Agreement against any party hereto or any successor thereto).

     "Material Adverse Effect" means any material adverse effect on the
      -----------------------
financial condition or operations, Assets and Properties or results of operations of the Company and its Subsidiaries, taken as a whole, or AAC, as the context in this Agreement requires.

     "Multiemployer Plan" means a multiemployer plan within the meaning of
      ------------------
Section 3(37) of ERISA with respect to which the Company or any ERISA Affiliate has an obligation to contribute or has or could have withdrawal liability under
Section 4201 of ERISA.

     "Non-U.S. Subsidiaries" means Armstrong Industrial Specialties Limited, an
      ---------------------
English corporation, Armstrong Industrial Specialties, GmbH, a German limited liability company, and Armstrong Industrial Specialties International, SARL, a French limited liability company.

     "Option" with respect to any Person means any security, right,
      ------
subscription, warrant, option, "phantom" stock, stock appreciation, profit participation or similar rights or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including any rights to participate in the equity, income or election of directors, management committee members or officers of such Person.

     "Order" means any writ, judgment, decree, injunction or similar order of
      -----
any Governmental or Regulatory Authority (other than pursuant to Environmental Laws or Environmental Permits).

     "Ordinary Course of Business" means the ordinary course of business
      ---------------------------
consistent with past custom and practice.

     "Past Custom and Practice" means the past custom and practice of the
      ------------------------
Company and its Subsidiaries in filing its Tax Returns, to the extent permitted by applicable law.

     "Permitted Assign" means (a) any Person providing senior credit to the
      ----------------
Surviving Corporation, (b) any Person to which the Surviving Corporation transfers all or substantially all of its assets or (c) any Person to which a Permitted Assign transfers all or substantially all of the assets which at the Closing Date constituted all of the assets of the Company.

     "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or
      --------------
being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the Ordinary Course of Business relating to obligations not yet due and payable,
(iii) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (A) were not incurred in connection with any Indebtedness, (B) do not render title to the property encumbered thereby unmarketable and (C) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes, (iv) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not impair the value or marketability of the property subject to such Lien or interfere with the use of such property in the conduct of the business of the Company or its Subsidiaries and which do not secure obligations for money borrowed, and (v) any Liens reflected on the Disclosure Schedule delivered by the Parent or the Company.

     "Person" means an individual, a partnership, a limited liability company, a
      ------
corporation, an association, a joint stock company, a trust, an estate, a joint venture, an unincorporated organization or other entity or a Governmental or Regulatory Authority.

     "Plan" means any bonus, incentive compensation, deferred compensation,
      ----
pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, without limitation, any "employee benefit plan" within the meaning of Section 3(3) of ERISA (whether or not subject thereto).

     "Post-Closing Period" means any taxable period or portion thereof beginning
      -------------------
after the Closing Date. If a taxable period begins on or before the Closing Date and ends after the Closing Date, then the portion of the taxable period that begins on the day following the Closing Date shall constitute a Post-Closing Period.

     "Pre-Closing Period" means any taxable period or portion thereof that is
      ------------------
not a Post-Closing Period.

     "Registration Rights Agreement" means the Registration Rights Agreement
      -----------------------------
dated as of the Closing Date by and among the Surviving Corporation and the shareholders named therein in the form of Exhibit B hereto.
                                          ---------

     "Release" means any spilling, leaking, pumping, pouring, emitting,
      -------
emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the Environment; provided, however, Release shall not
                                         --------  -------
include a release which results in exposure to persons solely within a workplace for which a claim under worker's compensation laws is the sole remedy for such person under applicable laws or emissions from the engine exhaust of a motor vehicle, rolling stock, aircraft, vessel or pipeline pumping station engine.

     "Remedial Action" means action required under Environmental Laws to clean
      ---------------
up or to contain or otherwise to ameliorate or remedy any Environmental Claim.

     "Research and Development Facility Lease" means the Research and
      ---------------------------------------
Development Facility Lease to be dated on or as of the Closing Date between the Surviving Corporation and the Parent in the form of Exhibit C hereto.
                                                    ---------

     "Seller Group" means the affiliated group of corporations, within the
      ------------
meaning of Section 1504(a) of the Code, of which the Parent is the common parent corporation.

     "Seller Party" means the Parent and any Subsidiary or Affiliate of the
      ------------
Parent, other than an Acquired Party.

     "Shareholder" means each holder of shares of Company Common Stock
      -----------
outstanding immediately prior to the Effective Time or Surviving Corporation Common Stock outstanding immediately after the Effective Time.

     "Shareholders' Agreement" means the Shareholders' Agreement to be dated on
      -----------------------
or as of the Closing Date, among the Surviving Corporation and the shareholders named therein, in the form of Exhibit D hereto.
                              ---------

     "Site" means any of the real properties currently or previously owned,
      ----
leased or operated by: (i) the Parent in connection with the Business, (ii) the Company, (iii) any of the Subsidiaries of the Company, (iv) any predecessors of the Parent in connection with the Business, (v) any predecessors of the Company,
(vi) any predecessors of the Subsidiaries of the Company, (vii) any entity previously owned by the Parent in connection with the Business, (viii) any entity previously owned by the Company or (ix) any entity previously owned by the Subsidiaries of the Company, in each case, including all soil, subsoil, surface water and groundwater thereat.

     "Subsidiary" means, with respect to any Person, any other Person as to
      ----------
which (a) that Person or any other Subsidiary of that Person is a general partner (excluding any partnership with respect to which that Person or any such Subsidiary is not the sole general partner and does not have a majority of the voting interest in such partnership), or (b) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions for the other Person (or otherwise representing a majority of the equity interest in the other Person, as determined by reference to economic interest) is directly or indirectly owned or controlled by that Person, by any one or more of its Subsidiaries, or by that Person and one or more of its Subsidiaries.

     "Supply Agreement" means the Supply Agreement hereto dated as of the
      ----------------
Closing Date among the Parties, in the form of Exhibit E hereto.
                                               ---------

     "Surviving Corporation Common Stock" shall mean the shares of common stock,
      ----------------------------------
$.01 par value per share, of the Surviving Corporation issued at the Effective Time.

     "Swap Obligations" means, with respect to any Person, payment obligations
      ----------------
with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of any Swap Obligation shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap Obligation had terminated at the end of such fiscal quarter, and, in making such determination, if any agreement relating to such Swap Obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then, in each such case, the amount of such obligation shall be the net amount so determined.

     "Tax Claim" means any written claim with respect to Taxes made by any
      ---------
Taxing Authority or other person that, if pursued successfully, could serve as the basis for a claim for indemnification of a tax indemnitee under this Agreement, including any claim that contests the treatment of an indemnification payment as a purchase price adjustment under Section 7.10.

     "Taxes" means all federal, state, local and foreign net or gross income,
      -----
profits, franchise, gross receipts, net proceeds, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, ad valorem, franchise, bank shares, deed, alternative or add-on minimum, occupancy and other taxes, duties, assessments, fees, levies or other governmental charges of any nature whatsoever, whether disputed or not, together with all interest, penalties, fines and additions to tax imposed with respect to such amounts and any interest in respect of such penalties and additions to tax.

     "Taxing Authority" means any governmental agency, board, bureau, body,
      ----------------
department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having jurisdiction with respect to any Tax.

     "Tax Reserve" means, separately as to each Acquired Party and each Tax, the
      -----------
provision for current Taxes (whether or not due and payable) of each Acquired Party that is contained in the Closing Date Balance Sheet and treated as a reduction in the Closing Date Working Capital pursuant to Section 2.10 of this Agreement (excluding, without limitation, any provision for Tax arising in respect of the Merger).

     "Tax Returns" means all returns and reports (including elections, claims,
      -----------
declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a Taxing Authority in any jurisdiction relating to Taxes.

     "Third Party" means any person other than (i) a Seller Party, (ii) any
      -----------
Acquired Party and (iii) AAC and its Subsidiaries and Affiliates.

     "Transaction Documents" means, collectively, this Agreement, the Articles
      ---------------------
of Merger, the Supply Agreement, the Transition Services Agreement, the Shareholders' Agreement, the Registration Rights Agreement, the Research and Development Facility Lease, the Intellectual Property Sale Agreement and all other agreements and documents entered into in connection with the Merger and the other transactions contemplated hereby.

     "Transfer Taxes" means sales, use, transfer, real property transfer,
      --------------
recording, documentary, stamp, registration, gains, stock transfer and other similar taxes and fees (including any penalties and interest).

     "Transition Services Agreement" means the Transition Services Agreement to
      -----------------------------
be dated on or as of the Closing Date between the Surviving Corporation and the Parent in the form of Exhibit F hereto.
                      ---------

     "Working Capital" means Current Assets minus Current Liabilities.
      ---------------

     "9/9/99 Problem" means a computer malfunction caused by the inclusion of
      --------------
9/9/99 as a "drop-dead" date in the Parent's, Company's or any Subsidiary's information systems (including all computer hardware and software) and technology (including but not limited to, information technology, embedded systems, or any other electro-mechanical or processor-based system), such that the foregoing information systems and technology might cease or not react properly upon encountering a record with such a date.

          (b) As used in this Agreement the following terms shall have the meanings defined for such terms in the Section set forth below:


Term                                                Section
----                                                -------
AAC                                                 Preamble
AAC Class A Common                                  2.07(d)
AAC Class A Common Stock Certificates               2.09(a)
AAC Class B Common                                  2.07(d)
AAC Class B Common Stock Certificates               2.09(a)
AAC Series A Preferred                              2.07(d)
AAC Series A Preferred Certificates                 2.09(a)
ABO                                                 8.02(b)(i)
Active Employees                                    8.01
Actuarial Assumption                                8.02(b)(ii)
Aggregate Threshold Amount                          6.05
Agreement                                           Preamble
Armstrong Corporate Designations                    10.02
Articles of Incorporation                           2.04
Articles of Merger                                  2.03
Asbestos Claims                                     1.01

Term                                                Section
----                                                -------
Associated Costs                                    7.05(d)
Bylaws                                              2.05
Cash Portion                                        2.07(a)
Closing                                             2.02
Closing Date                                        2.02
Closing Date Balance Sheet                          2.10(a)
Closing Date Working Capital                        2.10(a)
Closing Date Working Capital Report                 2.10(a)
Company                                             Preamble
Company Common Stock                                Recitals
Company Deductible                                  5.02
Designated Account                                  2.09
Discussion Period                                   2.10(b)(iii)
Disputed Matters                                    2.10(b)(iii)
Effective Time                                      2.03
Final Closing Date Working Capital                  2.10(b)(i)
Financial Statements                                3.06
Former Employees                                    8.01
Independent Accounting Firm                         2.10(b)(iii)
Latest Balance Sheet                                3.06
Leased Real Property                                3.21(b)
Merger                                              Recitals
Non-Competition Period                              5.01(a)
Nonqualified Plans                                  8.03
Notice of Working Capital Dispute                   2.10(b)(iii)
Old Certificates                                    2.09(a)
Owned Real Property                                 3.21(a)
Parent                                              Preamble
Parent 401(k) Plan                                  8.02(c)
Parent Plans                                        8.02
Parent's DB Plan                                    8.02(a)
Parties                                             Preamble
PBCL                                                Recitals
Post-Closing Negative Cash Adjustment Amount        2.10(b)(ii)
Post-Closing Positive Cash Adjustment Amount        2.10(b)(i)
Real Property                                       3.21(b)
Real Property Leases                                3.21(b)
Relevant Group                                      3.11(a)
Representations                                     6.01
Restricted Activity                                 5.09(a)
Retirees                                            8.04

Term                                                Section
----                                                -------
Rollover Shares                                     2.07(c)
RSSOP                                               8.02(a)
Securities Act                                      3.32
September Balance Sheet                             3.06
Shares                                              Recitals
State Income Tax Stub Period                        7.01(d)
Straddle Period Return                              7.01(e)
Surviving Corporation                               2.01
Surviving Corporation's DB Plan                     8.02(b)(i)
Surviving Corporation Class A Common                2.07(c)
Surviving Corporation Class B Common                2.07(c)
Surviving Corporation Series A Preferred            2.07(a)
Surviving Corporation's 401(k) Plan                 8.02(c)
Surviving Corporation's Retiree Medical Plan        8.04(a)
Terminated Employees                                8.01
Third Party Claim                                   6.04(a)
Warranty Obligations                                3.30
Welfare Benefit Plans                               8.04(b)


                                  ARTICLE II

                                 TRANSACTIONS

     2.01  The Merger. Subject to the terms and conditions of this Agreement and
           ----------
in accordance with the PBCL, AAC will merge with and into the Company at the Effective Time. Upon the Effective Time, the separate existence of AAC shall cease and the Company shall be the corporation surviving the Merger and shall proceed under the name Interface Solutions, Inc. (the "Surviving Corporation").
                                                       ---------------------

     2.02  The Closing.  The closing of the transactions contemplated by this
           -----------
Agreement (the "Closing") shall take place at the offices of Morgan, Lewis &
                -------
Bockius LLP in New York City commencing at 9:00 a.m., local time, on such date as is mutually agreed upon by the parties (the "Closing Date").
                                                ------------

     2.03  Effect of Merger.  The Merger shall become effective at the time (the
           ----------------
"Effective Time") the Company duly files the articles of merger ("Articles of
 --------------                                                   -----------
Merger") in the office of the Department of State of the Commonwealth of
------
Pennsylvania or at such later time as is specified in the Articles of Merger. The Merger shall have the effect set forth in the PBCL. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or AAC in order to carry out and effectuate the transactions contemplated hereby.

     2.04  Articles of Incorporation.  At the Effective Time, the articles of
           -------------------------
incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated to read in their entirety as set forth in Exhibit G hereto, and, as so amended and restated, shall be the articles of
---------
incorporation of the Surviving Corporation (the "Articles of Incorporation")
                                                 -------------------------
until thereafter amended as provided by law and such Articles of Incorporation.

     2.05  Bylaws. At the Effective Time, the bylaws of the Company as in effect
           ------
immediately prior to the Effective Time shall be amended and restated as set forth in Exhibit H hereto, and, as so amended and restated, shall be the by-laws
         ---------
of the Surviving Corporation (the "Bylaws") until thereafter amended as provided
                                   ------
by law, the Articles of Incorporation and such Bylaws.

     2.06  Directors and Officers.  The directors of the Surviving Corporation
           ----------------------
shall be the individuals listed in Exhibit I hereto, each to hold office in
                                   ---------
accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until his or her respective successor is duly elected or appointed and qualified.

     2.07  Conversion of Securities.  At the Effective Time, by virtue of the
           ------------------------
Merger and without any action on the part of AAC, the Parent, the Company or the holders of any of the following securities:

           (a) Conversion of Capital Stock of the Company.  The Shares (or
               ------------------------------------------
fractions thereof) issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2.07(b) and any Shares to remain outstanding pursuant to Section 2.07(c)) shall be canceled and shall be converted automatically into the right to receive (i) $36,140,000 in cash (the "Cash Portion") payable without interest, to the holder of such
           ------------
Shares, subject to adjustment as provided in Section 2.10 and (ii) 35,000 fully paid and nonassessable shares of Series A Preferred Stock, par value $.01 per share, of the Surviving Corporation (the "Surviving Corporation Series A
                                          ------------------------------
Preferred").
---------

           (b) Treasury Stock.  Each Share (or fraction thereof) owned by the
               --------------
Company or any Subsidiary immediately prior to the Effective Time as treasury stock and any shares of capital stock of the Company owned by any direct or indirect subsidiary as treasury stock and any shares of capital stock of the Company owned immediately prior to the Effective Time by any direct or indirect Subsidiary of the Parent shall be canceled and cease to exist, and no consideration shall be delivered or deliverable with respect thereto.

           (c) Rollover Shares.  1.034 Shares held by the Parent (the "Rollover
               ---------------                                         --------
Shares") shall not be canceled as provided above, but shall remain outstanding
------
in lieu of payment, as
provided in Section 2.07(a), and, according to a pro rata allocation, become 70,000 shares of Class A Common Stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Class A Common").
                        ------------------------------------

           (d) Conversion of AAC Capital Stock.  Each share of Class A Common
               -------------------------------
Stock, par value $.01 per share, of AAC (the "AAC Class A Common"), Class B
                                              ------------------
Common Stock, par value $.01 per share, of AAC (the "AAC Class B Common"), and
                                                     ------------------
Series A Preferred Stock, par value $.01 per share, of AAC (the "AAC Series A
                                                                 ------------
Preferred") issued and outstanding immediately prior to the Effective Time shall
---------
be converted into one share of Surviving Corporation Class A Common, one share of Class B Common Stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Class B Common"), or one share of Surviving Corporation
  ------------------------------------
Series A Preferred, respectively.

     2.08  Stock Transfer Books.  From and after the Effective Time, the stock
           --------------------
transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of the Company's capital stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto.

     2.09  Payment of Merger Consideration.
           -------------------------------

     Exchange Procedures.  On the Closing Date, each holder of Shares, AAC Class
     -------------------
A Common, AAC Class B Common and AAC Series A Preferred shall present for cancellation to the Surviving Corporation the certificates which immediately prior to the Effective Time represented outstanding Shares (the "Old
                                                                 ---
Certificates"), AAC Class A Common (the "AAC Class A Common Stock
------------                             ------------------------
Certificates"), AAC Class B Common (the "AAC Class B Common Stock Certificates")
                                         -------------------------------------
and AAC Series A Preferred (the "AAC Series A Preferred Certificates"),
                                 -----------------------------------
respectively. Upon surrender of an Old Certificate (other than Old Certificates representing Rollover Shares as provided below) for cancellation to the Surviving Corporation, the Surviving Corporation shall pay and deliver to the holder of such Old Certificate in exchange therefor (i) the Cash Portion of the consideration specified in Section 2.07 by check or wire transfer in immediately available funds to an account designated by the Parent at least 2 days prior to the Closing (the "Designated Account"), at the Parent's option, and (ii)
                  ------------------
certificates representing that number of shares of Surviving Corporation Series A Preferred, which such holder has the right to receive pursuant to Section 2.07, as the case may be, and each Old Certificate so surrendered shall forthwith be canceled. Upon surrender of Old Certificates representing Rollover Shares to the Surviving Corporation, the Surviving Corporation shall deliver to the holder of such Old Certificates a certificate representing 70,000 shares of the Surviving Corporation's Class A Common that prior to the Merger were Rollover Shares, which such holder has the right to receive pursuant to Section 2.07, and each Old Certificate so surrendered shall forthwith be canceled. Upon surrender of an AAC Class A Common Stock Certificate, an AAC Class B

Common Stock Certificate or AAC Series A Preferred Certificate for cancellation to the Surviving Corporation, the Surviving Corporation shall pay and deliver to the holder of such AAC Class A Common Stock Certificate, AAC Class B Common Stock Certificate or AAC Series A Preferred Certificate, as the case may be, in exchange therefor a certificate representing that number of shares of Surviving Corporation Class A Common, Surviving Corporation Class B Common or Surviving Corporation Series A Preferred, respectively, which such holder has the right to receive pursuant to Section 2.07 and the AAC Class A Common Stock Certificate, AAC Class B Common Stock Certificate or AAC Series A Preferred Certificate, as the case may be, shall forthwith be canceled. Until surrendered as contemplated by this Section 2.09, (i) each Old Certificate shall be deemed at and after the Effective Time for all corporate purposes of the Surviving Corporation to represent only the right to receive upon such surrender the consideration or shares of Surviving Corporation Class A Common or Surviving Corporation Series A Preferred, as the case may be, specified in Section 2.07, and (ii) each AAC Class A Common Certificate, AAC Class B Common Certificate or AAC Series A Preferred Certificate shall be deemed at and after the Effective Time for all corporate purposes of the Surviving Corporation to represent ownership of the number of shares of Surviving Corporation Class A Common, Surviving Corporation Class B Common or Surviving Corporation Series A Preferred, respectively, into which the number of shares of AAC Class A Common, AAC Class B Common or Surviving Corporation Series A Preferred, as the case may be, shown thereon have been converted as contemplated by this Article II.

     2.10  Closing Date Working Capital; Merger Consideration Adjustments.
           --------------------------------------------------------------

           (a) Preparation of Closing Date Balance Sheet and Closing Date
               ----------------------------------------------------------
Working Capital Report. Within 60 days after the Closing Date, the Surviving
----------------------
Corporation shall cause to be prepared and delivered to the Parent (i) the Closing Date Balance Sheet, audited by KPMG Peat Marwick LLP (and approved by Ernst & Young, LLP) and accompanied by a written report thereon by such accounting firm (the "Closing Date Balance Sheet") and (ii) a report (the
                      --------------------------
"Closing Date Working Capital Report") setting forth a computation of Working
 -----------------------------------
Capital as of the Closing Date (the "Closing Date Working Capital"). During the
                                     ----------------------------
30-day period following the Parent's receipt of the Closing Date Balance Sheet and the Closing Date Working Capital Report, the Surviving Corporation shall cause to be made available to the Parent all work papers and related data used in connection with the preparation and audit of the Closing Date Balance Sheet and the Closing Date Working Capital Report.

           (b) Merger Consideration Adjustment.  The Closing Date Balance Sheet
               -------------------------------
and the Closing Date Working Capital Report shall become final and binding upon the Parties hereto on the 30th day following receipt thereof by the Parent unless the Parent gives a Notice of Working Capital Dispute prior to such date.

               (i) If the Closing Date Working Capital as finally determined after the Closing Date Working Capital Report becomes final and binding on the Parties in accordance with the terms of this Section 2.10 (the "Final
                                                                         -----
     Closing Date Working
     --------------------

     Capital") is greater than $10,706,000, within 5 Business Days after the
     -------
     Closing Date Working Capital Report becomes so final and binding, the Surviving Corporation shall make payment to the Parent by wire transfer of immediately available funds to the Designated Account in an aggregate amount equal to the amount by which the Final Closing Date Working Capital exceeds 10,706,000, together with interest on such amount at the rate of 10% per annum, calculated on the basis of the actual number of days elapsed divided by 365, from the Closing Date to the date payment pursuant to this sentence is made. Any payment arising pursuant to this paragraph (the "Post-Closing Positive Cash Adjustment Amount") shall be made to the
      --------------------------------------------
     Designated Account.

               (ii) If the Final Closing Date Working Capital is less than 9,706,000, within 5 Business Days after the Closing Date Working Capital Report becomes final and binding, the Parent shall make payment to the Surviving Corporation by wire transfer of immediately available funds in an aggregate amount equal to the amount by which 9,706,000 exceeds the Final Closing Date Working Capital, together with interest on such amount at the rate of 10% per annum, calculated on the basis of the actual number of days elapsed divided by 365, from the Closing Date to the date payment pursuant to this sentence is made. Any payment arising pursuant to this paragraph (the "Post-Closing Negative Cash Adjustment Amount") shall be made to such
           --------------------------------------------
     account as the Surviving Corporation shall direct by written notice or delivered to the Parent at least 2 Business Days prior to the date any such payment is due.

               (iii) In the event that the Parent does not agree in good faith that the Closing Date Balance Sheet or the Closing Date Working Capital Report which it has received has been prepared in accordance with this Agreement, the Parent may give the Surviving Corporation a written statement ("Notice of Working Capital Dispute") during the 30-day period
                 ---------------------------------
     following receipt thereof describing its objections in reasonable detail, including the specific dollar amount in dispute and the basis therefor. The Parent and the Surviving Corporation shall use reasonable efforts to resolve any disputes themselves through the exchange of written proposals setting forth their respective determinations of any of the disputed items in the Closing Date Balance Sheet or the Closing Date Working Capital Report. During this period (such period, not to exceed 30 days after the Surviving Corporation receives the Notice of Working Capital Dispute, being the "Discussion Period") in which the Parties are attempting to resolve any
          -----------------
     such disputes themselves, no Party shall be constrained by any position it has previously taken with respect to the determination of the items contained in the Closing Date Balance Sheet or the Closing Date Working Capital Report; provided that no Party may take any position that is inconsistent with the provisions of this Agreement. If the Parties are unable themselves to obtain a final resolution prior to the termination of the Discussion Period, the Parties shall select a nationally recognized accounting firm (other than Ernst & Young, LLP and KPMG Peat Marwick LLP reasonably acceptable to each of the Parties (the "Independent Accounting
                                                        ----------------------
     Firm") to which to submit the items remaining in dispute (the "Disputed
     ----                                                           --------
     Matters"). Such selection shall occur no later than the 15th day following
     -------
     the termination
     of the Discussion Period. Within 30 days after the selection of the Independent Accounting Firm, each of the Parties shall submit to the Independent Accounting Firm a written statement describing each Disputed Matter in reasonable detail. The Independent Accounting Firm shall, within 50 days after such submission, resolve any remaining disputes. Any such resolution by the Independent Accounting Firm shall be set forth in writing and shall be conclusive and binding among the Parties and the Closing Date Balance Sheet and the Closing Date Working Capital Report shall be appropriately adjusted to reflect the final resolution of the Disputed Matters.

               (iv)  Fees and Expenses of Independent Accounting Firm.  All fees
                     ------------------------------------------------
     and expenses of the Independent Accounting Firm selected in accordance with the preceding Section shall be borne equally by the Parent, on the one hand, and the Surviving Corporation, on the other hand.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                                 OF THE PARENT

     The Parent represents and warrants to AAC and all Permitted Assigns, except as set forth in the applicable Section of the Disclosure Schedule attached hereto corresponding to the Section number set forth below, as follows:

     3.01  Organization, Qualification, and Corporate Power. Each of the Company
           ------------------------------------------------
and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation (to the extent such concepts are applicable). Each of the Company and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Each of the Company and its Subsidiaries is duly authorized to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary (to the extent such concepts are applicable), except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated hereby.

     3.02  Capitalization.
           --------------

           (a) The authorized capital stock of the Company consists solely of one thousand (1,000) shares of Company Common Stock all of which are outstanding and owned of record and beneficially by the Parent, free and clear of all liens, encumbrances and claims of any kind whatsoever and free of any statutory preemptive rights (except as contemplated by the PBCL, if at all) or contractual shareholder preemptive rights. No shares of Company Common

Stock are held by the Company in its treasury. All of the issued and outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid, and nonassessable. Except as contemplated by this Agreement, there are no outstanding or authorized Options with respect to the Company or any Subsidiary other than rights in favor of the Parent arising solely by virtue of its ownership of the capital stock of the Company. All shares of capital stock of Subsidiaries of the Company are wholly owned directly or indirectly by the Company and have been duly authorized and are validly issued, fully paid and nonassessable (to the extent such concepts are applicable).

          (b) Other than as contemplated by this Agreement, there are no voting trusts or shareholder agreements to which the Company or any Subsidiary thereof is a party with respect to the voting of the capital stock of the Company or any Subsidiary thereof.

          (c) There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or to provide funds to, or make any investment (in the form or a loan, capital contribution or otherwise) in, any other Person.

     3.03  Authorization of Transactions. Each of the Parent and the Company has
           -----------------------------
full corporate power and authority to enter into this Agreement and the Transaction Documents to which it is party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party by each of the Parent and the Company and the consummation by the Parent and the Company of the transactions contemplated hereby and thereby have been duly and validly approved by each of their respective board of directors and by the Parent, as sole shareholder of the Company, and no other corporate proceedings on the part of the Parent or the Company or their respective shareholders are necessary to authorize the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party by each of Parent and the Company and the consummation by the Parent and the Company of the transactions contemplated hereby and thereby. This Agreement and the Transaction Documents to which it is a party have been duly and validly executed and delivered by each of the Parent and the Company and constitute legal, valid and binding obligations of the Parent and the Company enforceable against the Parent or the Company, as the case may be, in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditor's rights generally, and to general principles of equity, whether applied in a proceeding at law or in equity.

     3.04  No Conflicts.
           ------------

           (a) The execution and delivery by each of the Parent and the Company of this Agreement do not, and the execution and delivery by each of the Parent and the Company of the Transaction Documents to which it is a party, the performance by each of the Parent and the

Company of the Company's respective obligations under this Agreement and such Transaction Documents and the consummation of the transactions contemplated hereby and thereby did not, do not and will not:

               (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of the Parent, the Company or the Company's Subsidiaries;

               (ii) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 3.05 of the
                                                            -------------------
     Disclosure Schedule, conflict with or result in a violation or breach of
     -------------------
     any Law or Order applicable to the Parent, the Company, any of the Company's Subsidiaries or any of their respective Assets and Properties (other than such conflicts, violations or breaches (A) which, individually or in the aggregate with any conflicts, violations, breaches, defaults, failures to obtain or Liens within the meaning of clause (iii) below, could not reasonably be expected to have a Material Adverse Effect, affect the enforceability or validity of this Agreement or give rise to any criminal liability or (B) as would occur solely as a result of the identity or legal or regulatory status of AAC or any of its Affiliates); or

               (iii) (a) conflict with or result in a violation or breach of,
     (b) constitute (with or without notice or lapse of time or both) a default under, (c) require the Parent or the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (d) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (e) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (f) result in the creation or imposition of any Lien upon the Parent, the Company, any of its Subsidiaries or any of their respective Assets and Properties under, any Contract or License to which the Parent, the Company or its Subsidiaries is a party or by which any of their respective Assets and Properties is bound (other than in the case of each of the foregoing clauses (a)-(f), such conflicts, violations, breaches, defaults, failures to obtain or Liens which, individually or in the aggregate with any conflicts, violations or breaches within the meaning of clause (ii) above, could not reasonably be expected to have a Material Adverse Effect, affect the validity or enforceability of this Agreement or give rise to any criminal liability).

     3.05  Governmental Approvals and Filings.  Except (i) for the filing of the
           ----------------------------------
Articles of Merger in the office of the Department of State of the Commonwealth of Pennsylvania and other appropriate Transaction Documents required by the PBCL and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business and (ii) as disclosed in Section 3.05 of the Disclosure Schedule, no consent, approval or action of,
   ---------------------------------------
filing with or notice to any Governmental or Regulatory Authority on the part of the Parent or the Company is required in connection with the execution, delivery and performance of this Agreement or any of the Transaction Documents to which it is a party or the consummation of the Merger or the other transactions contemplated hereby or thereby (other than where the failure to obtain, make or file, such consents, approvals, actions, filings or notices required by municipal or other local government authorities could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, affect the validity or enforceability of this Agreement or give rise to any criminal liability.

     3.06  Financial Statements.  Section 3.06 of the Disclosure Schedule
           --------------------   ---------------------------------------
contains true and complete copies of the unaudited balance sheets as of December 31, 1996 and 1997, as of September 30, 1998 (the "September Balance Sheet") and
                                                  -----------------------
as of May 31, 1999 (the "Latest Balance Sheet") for the Company and the related
                         --------------------
unaudited statements of cash flows and income of the Company for the years ended December 31, 1996 and 1997, for the nine months ended September 30, 1998 and for the five months ended May 31, 1999 (collectively, the "Financial Statements").
                                                       --------------------
Except for the absence of (x) information that ordinarily would be contained in the notes to audited financial statements of the Company and its consolidated Subsidiaries, (y) normal year-end adjustments which an audit would reveal, none of which in the aggregate would be material, and (z) information and/or adjustments that would ordinarily be contained in the audited financial statements of the Company and its consolidated Subsidiaries but would not be reflected or adjusted in consolidating statements in which the business of the Company and its consolidated Subsidiaries is not a significant business in the Company's consolidated group, the Financial Statements (a) fairly present the financial condition and results of operations of the Company and its Subsidiaries as at the dates and for the periods indicated therein and (b) were prepared in accordance with GAAP. The Latest Balance Sheet and the related unaudited statements of cash flows and income of the Company for the period ended on the date of the Latest Balance Sheet were based on the books and records of the Company and were prepared on a basis consistent with the September Balance Sheet and the related unaudited statements of cash flows and income of the Company for the 9 months ended September 30, 1998 (except where preparation on such a consistent basis would have caused such financial statements not to be prepared in accordance with GAAP).

     3.07  No Undisclosed Liabilities.  Except (x) as reflected in or
           --------------------------
specifically reserved against in the Latest Balance Sheet (including the notes thereto) or (y) as reflected in the Disclosure Schedule, there are no
                                    -------------------
Liabilities against, relating to or affecting the Company, the Company's Subsidiaries or any of their Assets and Properties, which are required by GAAP (applied on a consistent basis with the methods, principles, practices and policies used in preparing the September Balance Sheet) to be reflected or reserved against in a combined balance sheet (including the notes thereto) of the Company as of the date hereof, other than (i) Liabilities which, individually or in the aggregate, could not be expected to have a Material Adverse Effect or (ii) Liabilities incurred in the Ordinary Course of Business since the date of the Latest Balance Sheet and in accordance with the provisions of this Agreement and the Transaction Documents.

     3.08  Books and Records.  The minute books and other similar records of the
           -----------------
Company and its Subsidiaries as made available to AAC prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the shareholders, the boards of directors and committees of the boards of directors of the Company and its Subsidiaries.

     3.09  Absence of Certain Changes.  Except for the execution and delivery of
           --------------------------
this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since the date of the Latest Balance Sheet there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to have a Material Adverse Effect, other than those occurring as a result of general economic conditions or other developments which occur on an industry-wide basis. None of the other representations or warranties set forth in this Agreement shall be deemed to limit the foregoing. In addition, without limiting the foregoing, there has not occurred since the date of the Latest Balance Sheet:

           (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any of its Subsidiaries (except for dividends and distributions by a wholly-owned Subsidiary of the Company solely to its parent corporation) or any direct or indirect redemption, purchase or other acquisition by the Company or any of its Subsidiaries of any such capital stock of or any Option with respect to the Company or any of its Subsidiaries other than dividends, distributions and redemptions made or paid by a Subsidiary solely to the Company;

           (b) except for the execution, delivery and performance by the Company of this Agreement, and the transactions contemplated hereby, any authorization, issuance, sale or other disposition by the Company or any of its Subsidiaries of any shares of capital stock of or Option with respect to the Company or any such Subsidiary (except for dividends and distributions by a wholly-owned Subsidiary of the Company solely to its parent corporation), or any modification or amendment of any right of any holder of any outstanding shares of capital stock of or Option with respect to the Company or any such Subsidiary;

           (c) (i) any increase in the salary, wages or other compensation of any officer, director, shareholder, employee or consultant of the Company or any of its Subsidiaries except for normal increases in the Ordinary Course of Business and that in the aggregate do not result in a material increase in benefits or compensation expense to the Company or any such Subsidiary or any across-the-board increase or any adjustment in any such salary, wages or compensation; (ii) any establishment or modification of (A) targets, goals, pools or similar provisions under any Benefit Plan, employment Contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment contract or other employee compensation arrangement; or (iii) any adoption, entering into, material amendment or modification or termination (partial or complete) of any Benefit Plan;

           (d) (i) incurrences by the Company or its Subsidiaries of Indebtedness in excess of $100,000 in the aggregate (net of any amounts of any such Indebtedness discharged during such period) or (ii) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company or its Subsidiaries under, any Indebtedness of or owing to the Company or its Subsidiaries other than in the Ordinary Course of Business;

           (e) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of the Company or its Subsidiaries in an aggregate amount exceeding $250,000;

           (f) any write-off or write-down of or any determination to write off or write-down any of the Assets and Properties of the Company or its Subsidiaries in an aggregate amount exceeding $100,000;

           (g) any acquisition of any Assets and Properties of any Person or disposition of, or incurrence of a Lien (other than a Permitted Lien) on, any Assets and Properties of the Company or its Subsidiaries, other than acquisitions or dispositions of inventory in the Ordinary Course of Business of the Company or its Subsidiaries or as contemplated by the terms of this Agreement, and the Transaction Documents;

           (h) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to
(i) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to
Section 3.17(a), (ii) any Real Property Lease, (iii) any License or Environmental Permit held by the Company or its Subsidiaries or (iv) any Intellectual Property;

           (i) any capital expenditures or commitments for additions to property, plant or equipment of the Company or its Subsidiaries constituting capital assets in an aggregate amount exceeding $100,000, except for those disclosed in the 1999 long-term capital expenditures plan of the Company dated ________________, a copy of which is attached to the Disclosure Schedule;
                                                     -------------------

           (j) any commencement, termination or change by the Company or its Subsidiaries of any line of business in which it participates or is engaged;

           (k) any transaction by the Company or its Subsidiaries with any officer, director, shareholder or Affiliate of the Company or such Subsidiaries, other than pursuant to any Contract disclosed to AAC pursuant to Section 3.17(a)(viii) or other than pursuant to any contract of employment;

           (l) any entering into of an agreement to do or engage in any of the foregoing; or

           (m) any material change in the accounting methods or procedures of the Company or its Subsidiaries.

     3.10  Legal Proceedings.
           -----------------

           (a) (i) there are no Actions or Proceedings pending or, to the knowledge of the Parent or the Company, threatened against, relating to or affecting the Parent, the Company or any of the Company's Subsidiaries or any of their respective Assets and Properties which (A) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of the Transaction Documents, or (B) if determined adversely to the Parent, the Company or such Subsidiary, could reasonably be expected to result in (x) any injunction or other equitable relief against the Surviving Corporation, the Parent, the Company or such Subsidiary, or (y) Losses by the Parent relating to the Business, the Company or the Surviving Corporation individually exceeding $250,000 or, in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding $1,000,000;

               (ii) neither the Parent nor the Company has received notice of any Orders outstanding against the Parent, the Company or any of its Subsidiaries.

           (b) Prior to the execution of this Agreement, the Parent, the Company and the Company's Subsidiaries have delivered or made available all responses of counsel for the Parent, the Company and the Company's Subsidiaries to auditors' requests for information regarding Actions or Proceedings pending or threatened against, relating to or affecting the Company and the Company's Subsidiaries during the three-year period prior to the date hereof.

     3.11  Taxes.
           -----

           (a) All Tax Returns required to have been filed with respect to any Pre-Closing Period on or before the Closing Date by or with respect to any Acquired Party or any affiliated, combined, consolidated, unitary or similar group of which any Acquired Party is or was a member (a "Relevant Group") with
                                                         --------------
any Taxing Authority have been duly and timely filed (with due regard to extensions) in accordance with all applicable laws, and each such Tax Return correctly and completely reflects the income, franchise or other Tax liability and all other information required to be reported thereon. All Taxes owed by any Acquired Party or any member of a Relevant Group, whether or not shown on any Tax Return, have been paid or reflected as a specific Tax Reserve on the Latest Balance Sheet.

           (b) The provisions for Taxes due by each Acquired Party (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in the Financial Statements were, as of the closing date of the applicable Financial Statement, sufficient for all unpaid Taxes, being current Taxes not yet due and payable, of such Acquired Party. As of the Closing Date, such provisions, as adjusted for the passage of time through the Closing Date and, as reflected in the Tax Reserve, will be sufficient for the then-unpaid Taxes, being current Taxes not yet due and payable, of such Acquired Party.

           (c) No Acquired Party is a party or subject to any agreement extending the time within which to file any Return due on or before the Closing Date that has not been filed. No waiver or extension of any statute of limitations is in effect with respect to any Tax Return or the payment of Taxes nor has any extension of time with respect to the payment of any Tax assessment or deficiency been requested or granted (other than with respect to limitation periods that have since expired). No power of attorney has been executed or filed with respect to any Acquired Party with any Taxing Authority.

           (d) Schedule 3.11(d) contains a list of states, territories and
               ----------------
jurisdictions (foreign or domestic) to which any Tax is properly payable by any Acquired Party. No claim has ever been made against any Acquired Party by any Taxing Authority in a jurisdiction in which such Acquired Party does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

           (e) Each Acquired Party has withheld and paid all Taxes required to have been withheld and paid on or before the Closing Date in connection with amounts paid or owing to any employee, former employee, creditor, shareholder, Affiliate, customer or supplier or any other third party.

           (f) No Taxing Authority is threatening to assess any additional Taxes against or in respect of any Acquired Party for any past period. No dispute, claim, audit, action, suit, proceeding or investigation concerning any Tax liability of any Acquired Party is now pending or threatened. No issues have been raised with the Parent or any Acquired Party in any examination by any Taxing Authority which reasonably could be expected to result in a proposed deficiency with respect to any Acquired Party for any Post-Closing Period.
Schedule 3.11(f) attached hereto lists all federal, state, local and foreign
----------------
income Tax Returns filed by or, with respect to the Acquired Parties for all taxable periods ended on or after December 31, 1994, indicates those Tax Returns, if any, that have been audited, and indicates those Tax Returns that currently are the subject of audit. Each Acquired Party has delivered to AAC complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Acquired Party since December 31, 1994.

           (g) No Acquired Party has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could require it to make any payments, that are not deductible under Section 280G of the Code.

           (h) Other than an agreement or arrangement described in, and to be terminated pursuant to, Section 7.8 of this Agreement, no Acquired Party is a party to any Tax allocation or sharing agreement or is under any other contractual obligation to indemnify any other person with respect to Taxes or to provide for any payments with respect to taxable income or Tax assets.

           (i) None of the assets of any Acquired Party constitutes tax-exempt bond financed property or tax-exempt use property, within the meaning of Section 168 of the Code. No Acquired Party is a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of Section 460 of the Code.

           (j) No Acquired Party is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of any Acquired Party is subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes.

           (k) No Acquired Party is a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

           (l) There are no accounting method changes, and, to the knowledge of Parent or any Acquired Party, there are no proposed or threatened accounting method changes, of any Acquired Party that could reasonably be expected to give rise to an adjustment under Section 481 of the Code for periods after the Closing Date.

           (m) Neither Parent nor any Acquired Party has requested or received any written ruling of a Taxing Authority related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes, in each case which may affect an Acquired Party.

           (n) Each Acquired Party (or Parent on behalf of an Acquired Party) has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code or applicable predecessor provisions) on its federal income Tax Returns all positions taken therein that could reasonably be expected to give rise to a substantial understatement of federal income Tax within the meaning of Section 6662(d) of the Code (or applicable predecessor provisions).

           (o) Other than the several liability of each Acquired Party for federal income Taxes of the Seller Group, no Acquired Party has liability for Taxes of any Person other than such Acquired Party (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), (ii) as a transferee or successor by operation of law, (iii) by contract or (iv) otherwise.

           (p) No Taxing Authority has proposed Tax adjustments with respect to any Acquired Party directly or indirectly in respect of an intercompany transaction or arrangement between or among any Acquired Party and any Affiliate for any period ending on or prior to the Closing Date, including, without limitation (i) any Tax arising from an adjustment in respect of such transaction or arrangement under Section 482 of the Code, the Treasury regulations thereunder, any related provision or any similar provision of state, local or foreign law, or (ii) any Tax arising from a failure to fully comply with applicable documentation, record keeping and filing requirements in respect of such transaction or arrangement.

          (q) No Acquired Party has knowingly participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

          (r) No Acquired Party is, or at any time has been, subject to (i) the dual consolidated loss provisions of Section 1503(d) of the Code, (ii) the overall foreign loss provisions of Section 904(f) of the Code or (iii) the recharacterization provisions of Section 952(c)(2) of the Code.

          (s) Except as set forth in Schedule 3.11(s), no Acquired Party owns
                                     ----------------
any interest in real property in the State of New York.

          (t) There are no liens for taxes upon the assets of any Acquired Party, except liens for current taxes not yet due.

          (u) Each of the Non-U.S. Subsidiaries is and at all times has been classified and treated as a corporation for United States federal income tax purposes.

          (v) None of the Non-U.S. Subsidiaries has, or at any time has had, an investment in "United States property" within the meaning of Section 956(b) of the Code.

          (w) None of the Non-U.S. Subsidiaries has, or at any time has had, an amount that is includible in the income of a United States person under Section 951 of the Code.

          (x) None of the Non-U.S. Subsidiaries is, or at any time has been, a passive foreign investment company within the meaning of Section 1296 of the Code.

          (y) None of the Non-U.S. Subsidiaries is, or at any time has been, engaged in the conduct of a trade or business within the United States within the meaning of Section 864(b) and Section 882(a) of the Code, or treated as or considered to be so engaged under Section 882(d) or Section 897 of the Code or otherwise.

          (z) None of the Non-U.S. Subsidiaries holds, or at any time has held, a United States real property interest within the meaning of Section 897(c)(1) of the Code.

    3.12  Compliance with Laws and Orders.
          -------------------------------

          (a) The Company and its Subsidiaries have not nor have they been at any time within the last five years, nor have they received any notice that they are or have been, in violation of or in default under, any Law or Order applicable to the Company, its Subsidiaries or any of their Assets and Properties which, individually or in the aggregate with all such other violations, could reasonably be expected to have a Material Adverse Effect or give rise to any criminal liability. In furtherance and not limitation of the foregoing, the Company and its Subsidiaries have not violated any Federal or state securities law in connection with the offer, sale or purchase of any securities.

    3.13  ERISA. All Benefit Plans and all Multiemployer Plans covering
          -----
independent contractors, employees and directors of the Company are listed in
Section 3.13 to the Disclosure Schedule, and copies of all material
---------------------------------------
documentation relating to such Benefit Plans and (to the extent in the possession of the Parent or the Company) Multiemployer Plans have been delivered to AAC (including copies of written Benefit Plans, summary plan descriptions, trust agreements, the three most recent annual returns, material employee communications, and IRS determination letters). Except as disclosed in Section
                                                                       -------
3.13 to the Disclosure Schedule:
-------------------------------

          (a) each Benefit Plan has at all times been maintained and administered in all material respects in accordance with its terms and with the requirements of all applicable law, including ERISA and the Code, and each Benefit Plan intended to qualify under Section 401(a) of the Code has been determined by the IRS to be qualified under Section 401(a) of the Code and each Benefit Plan has been maintained with the intent that it continue to be so qualified;

          (b) no Benefit Plan, excluding for this purpose any Benefit Plan that is a Multiemployer Plan, has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code;

          (c) the "amount of unfunded benefit liabilities" within the meaning of
Section 4001(a)(18) of ERISA does not exceed zero with respect to any Benefit Plan subject to Title IV of ERISA;

          (d) no material Liability has been incurred or is expected to be incurred (other than to make contributions in the Ordinary Course of Business) by the Company or any Subsidiary under Title IV of ERISA with respect to any Benefit Plan or Multiemployer Plan, or with respect to any other such Plan presently or heretofore maintained or contributed to during the five (5) year period prior to the Effective Time by any ERISA Affiliate;

          (e) with respect to the Multiemployer Plan, (A) no withdrawal liability (within the meaning of Section 4201(b) of ERISA) has been incurred by the Company or any ERISA Affiliate, and the Company has no reason to believe that any such withdrawal liability will be incurred, prior to the Effective Time, (B) to the knowledge of the Parent and the Company, the Multiemployer Plan is not in "reorganization" (within the meaning of Section 4241 of ERISA), (C) no notice has been received by the Parent or the Company that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, or that the Multiemployer Plan is or may become "insolvent" (within the meaning of Section

4241 of ERISA), (D) the Parent, the Company or any Subsidiary thereof has no knowledge that proceedings have been instituted by the Pension Benefit Guaranty Corporation against the Multiemployer Plan, and (E) neither the Company or any Subsidiary thereof has sold assets in a transaction intended to satisfy the requirements of Section 4204 of ERISA;

          (f) neither the Company nor any ERISA Affiliate has incurred any material Liability for any tax imposed under Sections 4971 through 4980E of the Code or civil liability under Section 502(i) or (l) of ERISA;

          (g) no benefit under any Benefit Plan including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement;

          (h) no Benefit Plan provides health or death benefit coverage for claims incurred beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or any State laws requiring continuation of benefits coverage following termination of employment;

          (i) no suit, actions or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) have been brought or, to the knowledge of the Parent or the Company, threatened against or with respect to any Benefit Plan and there are no facts or circumstances known to the Company that would reasonably be expected to give rise to any such suit, action or other litigation; and

          (j) all contributions to Benefit Plans and the Multiemployer Plan that were required to be made by the Company under such Plans have been made and each of the Parent, Company and each Subsidiary has performed all material obligations required to be performed under all such Plans.

    3.14  Labor and Employment Matters.  Except as set forth in Section 3.14 to
          ----------------------------                          ---------------
the Disclosure Schedule (i) no employee of the Company or any Subsidiary thereof
-----------------------
is represented by a labor union, and neither the Company nor any Subsidiary thereof has any obligation under any collective bargaining agreement or other agreement with any labor union or any obligation to recognize or deal with any labor union; (ii) there are no pending or, to the knowledge of the Parent or the Company, threatened representation campaigns, elections or proceedings; (iii) the Parent and the Company have no knowledge of any strikes, material slowdowns or work stoppages of any kind, or threats thereof, and no such activities occurred during the 24-month period preceding the date hereof; (iv) neither the Company nor any Subsidiary thereof has engaged in, admitted committing or been held to have committed any unfair labor practice; and (v) there are no material controversies or, to the knowledge of the Parent or the Company, grievances between the Company or any Subsidiary thereof and any of its employees or representatives thereof.

    3.15  Tangible Personal Property.  Each of the Company and its Subsidiaries
          --------------------------
is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all material tangible personal property that is used in the conduct of the Business and, individually or in the aggregate with other such property, is material to the Business or Condition of the Company, including all tangible personal property reflected on the Latest Balance Sheet and similar tangible personal property acquired since the date of the Latest Balance Sheet, other than property disposed of since such date in the Ordinary Course of Business. Except as set forth in Section 3.15 of the
                                                     -------------------
Disclosure Schedule, all such tangible personal property is free and clear of
-------------------
all Liens, other than Permitted Liens, and is in good working order and condition, ordinary wear and tear and normal obsolescence excepted.

    3.16  Intellectual Property Rights.  The only Intellectual Property material
          ----------------------------
to the Business or Condition of the Company is disclosed in Section 3.16(i) of
                                                            ------------------
the Disclosure Schedule. The Company owns all right, title and interest in, or
-----------------------
has valid and subsisting license rights sufficient to use and to continue to use, each item of Intellectual Property disclosed in Section 3.16(i) of the
                                                     ----------------------
Disclosure Schedule.  Except as disclosed in Section 3.16(ii) of the Disclosure
-------------------                          ----------------------------------
Schedule, (i) all Intellectual Property disclosed in Schedule 3.16(i) is free
--------
and clear of all Liens, except Permitted Liens, (ii) each of the Company and its Subsidiaries has the right to use the Intellectual Property disclosed therein,
(iii) all registrations, on behalf of the Company and its Subsidiaries, with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property, if any, are valid and in full force and effect and necessary registration, maintenance and renewal fees in connection therewith have been filed with the relevant patent, copyright, trademark or other authority in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining the registrations or applications for registration of such Intellectual Property, and (iv) there are no restrictions on the direct or indirect transfer of any such Intellectual Property. Each of the Company and its Subsidiaries has delivered or made available to AAC prior to the execution of this Agreement documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation is accurate in all material respects. Each of the Company and its Subsidiaries has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets and proprietary information relating to the Business or Condition of the Company. Except as disclosed in Section 3.16(i) of the Disclosure Schedule, to the knowledge of the
             ------------------------------------------
Company, neither the Company nor any of its Subsidiaries have granted any license to use such Intellectual Property. Neither the Parent nor the Company has any knowledge that such Intellectual Property is being infringed by any other Person. Except as disclosed in Section 3.16(i) of the Disclosure
                                      ---------------------------------
Schedule, to the knowledge of the Parent and the Company, the Company and its Subsidiaries are not infringing any Intellectual Property of any other Person, and no claim is pending or, to the knowledge of the Parent or the Company has been threatened to such effect.

    3.17  Contracts.
          ---------

          (a) Section 3.17(a) of the Disclosure Schedule (with paragraph
              ------------------------------------------
references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered or made available to AAC prior to the execution of this Agreement), to which the Company or any of its Subsidiaries is a party or by which any of their respective Assets and Properties is bound:

              (i) (A) all written Contracts (excluding Benefit Plans) providing for employment, all material oral contracts providing for a commitment of employment or material contracts, whether written or oral, providing for consultation services, in each case for a specified or unspecified term, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments or agreements obligating the Company or any of its Subsidiaries to make payments (with or without notice, passage of time or both) to any Person in connection with, or as a consequence of, the transactions contemplated hereby or by the Transaction Documents or to any employee who is disclosed on Section 3.14 of the Disclosure Schedule, other than with respect to
        ---------------------------------------
     salary or incentive compensation payments in the Ordinary Course of Business.

              (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company or any of its Subsidiaries to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with the Company or any of its Subsidiaries;

              (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person;

              (iv) all Contracts relating to Indebtedness of the Company and its Subsidiaries in excess of $50,000 (other than Indebtedness between the Company and any Subsidiary of the Company);

               (v) all Contracts with independent contractors, distributors, dealers, manufacturers' representatives, sales agencies or franchisees which involve the payment or potential payment by or to the Company or any Subsidiary thereof of more than $50,000;

               (vi) all guarantees of any Indebtedness or other obligations of the Company, its Subsidiaries or any third Person;

               (vii) all material Contracts relating to (A) the future disposition or acquisition of any Assets and Properties other than dispositions or acquisitions in the Ordinary Course of Business and the provisions of this Agreement and the Transaction Documents, and (B) any Business Combination;

               (viii) all Contracts between or among the Company or its Subsidiaries, on the one hand, and any current or former officer, director, shareholder or Affiliate of the Company, its Subsidiaries or any Affiliate of any such officer, director, shareholder or Affiliate, on the other hand, other than contracts disclosed pursuant to Section 3.17(a)(i);

                (ix)  all collective bargaining or similar labor Contracts;

                (x) all Contracts that (A) limit or contain restrictions on the ability of the Company or its Subsidiaries to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages or to engage in any Business Combination (B) require the Company or its Subsidiaries to maintain specified financial ratios or levels of net worth or other indicia of financial condition or (C) require the Company or its Subsidiaries to maintain insurance in certain amounts or with certain coverages;

                (xi)   confidentiality agreements;

                (xii)  powers of attorney; and

                (xiii) all other Contracts that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Company or its Subsidiaries of more than $50,000 and all powers of attorney and comparable delegations of authority and (B) cannot be terminated within forty-five (45) days after giving notice of termination without resulting in any material cost or penalty to the Company or any Subsidiary.

          (b) Each Contract required to be disclosed in Section 3.17(a) of the
                                                        ----------------------
Disclosure Schedule is in full force and effect and constitutes a legal, valid
-------------------
and binding agreement, enforceable in accordance with its terms, of the Company or the applicable Subsidiary, and, to the knowledge of the Parent and the Company, each other party thereto, subject to the effect of applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, and to general principles of equity, whether applied in a proceeding at law or in equity; and except as disclosed in Section
                                                                        -------
3.17(b) of the Disclosure Schedule neither the Parent nor the Company nor any of
----------------------------------
the Company's Subsidiaries, nor, to the knowledge of the Parent and the Company, any other party to such Contract is, nor has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) which violation, breach or default is material to the Business or Condition of the Company.

    3.18  Licenses.  Section 3.18 of the Disclosure Schedule contains a true and
          --------   ---------------------------------------
complete list of all Licenses (other than Licenses for "off-the-shelf," readily available software programs) used in and material to the Business or Condition of the Company. Prior to the execution of this Agreement, the Company has delivered or made available to AAC true and complete copies of all such Licenses and:

          (a) each of the Company and its Subsidiaries own or validly hold all Licenses that are material to the Business or Condition of the Company;

          (b) each License listed in Section 3.18 of the Disclosure Schedule is
                                     ---------------------------------------
valid, binding and in full force and effect; and

          (c) each of the Company and its Subsidiaries is not, nor has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

    3.19  Insurance.  Section 3.19 of the Disclosure Schedule contains a true
          ---------   ---------------------------------------
and complete list (including the names and addresses of the insurers, the expiration dates thereof and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the Business or employees of the Company and its Subsidiaries or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company and its Subsidiaries and that (i) have been issued to the Company or its Subsidiaries or (ii) have been issued to any Person for the benefit of the Company or its Subsidiaries. Each policy listed in Section 3.19 of the
                                                    -------------------
Disclosure Schedule is valid and binding and in full force and effect, all
-------------------
premiums due thereunder have been paid when due and neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company or the Parent, the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder in any material respect. Section 3.19 of the Disclosure Schedule
                                     ---------------------------------------
contains a list of all material claims outstanding currently made under any insurance policies covering the Company or its Subsidiaries. Neither the Parent nor the Company has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a material claim thereunder or defending under a reservation of rights clause.

    3.20  Affiliate Transactions.  Except as set forth in Section 3.20 of the
          ----------------------                          -------------------
Disclosure Schedule, there are no Liabilities between the Company or its
-------------------
Subsidiaries on the one hand, and any current officer, director, shareholder or Affiliate of the Company or its Subsidiaries or any Affiliate of any such officer, director, shareholder or Affiliate, on the other, (ii) neither the Company and its Subsidiaries nor any such current officer, director, shareholders or Affiliate provides or causes to be provided any assets, services or facilities to the Company or its

Subsidiaries which, individually or in the aggregate, are material to the Business or Condition of the Company, (iii) the Company does not provide or cause to be provided any assets, services or facilities to any such current officer, director, shareholder or Affiliate (other than any Subsidiary of the Company) which, individually or in the aggregate, are material to the Business or Condition of the Company and (iv) the Company does not beneficially own, directly or indirectly, any Investment Assets of any such current shareholder or Affiliate other than of any Subsidiary of the Company.

    3.21  Real Estate.
          -----------

          (a) Section 3.21(a) of the Disclosure Schedule contains a true,
              ------------------------------------------
correct and complete list (including, without limitation, legal descriptions) of all real property owned by the Company or any Subsidiary (together with all buildings, improvements and structures thereon and all easements, rights of way, and appurtenances relating thereto, the "Owned Real Property"). The Company or
                                         -------------------
the applicable Subsidiary owns the Owned Real Property in fee subject to no Liens (including, without limitation, leases, occupancy agreements, possessory rights, options and rights of first refusal) except for Permitted Liens. The Company has not leased all or any part of any Owned Real Property. Parent has delivered or made available to AAC prior to the execution of this Agreement true, correct and complete copies of all deeds, mortgages, title insurance policies and other title related documents with respect to the Owned Real Property.

          (b) Section 3.21(b) of the Disclosure Schedule contains a true,
              ------------------------------------------
correct and complete list of all material leases and subleases (including, without limitation, all modifications, extensions or amendments thereto) under which the Company or any Subsidiary is tenant or subtenant (as so modified, extended or amended, the "Real Property Leases"), including the date of each
                          --------------------
Real Property Lease, the premises demised thereunder (the "Leased Real
                                                           -----------
Property", together with the Owned Real Property, the "Real Property"), the
--------                                               -------------
expiration date of such Real Property Lease. The Real Property Leases are subject to no Liens (including, without limitation, leases, occupancy agreements, possessory rights, options and rights of first refusal) except for Permitted Liens.

          (c) Copies of the Real Property Leases and all mortgages, title insurance policies and other title related documents with respect to the Leased Real Property have been delivered or made available by the Parent to AAC. Subject to the terms of the respective Real Property Leases and the Leased Real Property Permitted Liens, the Company or the applicable Subsidiary has a valid and subsisting leasehold estate in and the right to quiet enjoyment to each parcel of Leased Real Property for the full term of the respective Real Property Lease. The Real Property Leases are in full force and effect and are enforceable in accordance with their respective terms, except as such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights generally. The Company or the applicable Subsidiary has not assigned, pledged, mortgaged, hypothecated or otherwise transferred any Real Property Lease.

The Company or the applicable Subsidiary has not sublet all or any portion of any Leased Real Property. The Company or the applicable Subsidiary is in possession of the Leased Real Property. To the knowledge of the Company and the Parent, there are no defaults by any tenant or landlord under any Real Property Lease, and no event has occurred or failed to occur which, with the giving of notice or the passage of time, or both, would constitute a default under any Real Property Lease. There are no material disputes between the Company or the Company's Subsidiaries and any Third Party under any Real Property Lease. No landlord or tenant under any Real Property Lease has exercised any option or right to (i) cancel or terminate such Real Property Lease or shorten the term thereof, (ii) lease additional premises, (iii) reduce or relocate the premises demised by such Real Property Lease or (iv) purchase any property. Neither the Company nor any Subsidiary owes or will owe any brokerage commissions or finders fees with respect to any Real Property Lease or any renewal or extension thereof or the exercise of any right or option thereunder.

          (d) No assessments or special assessments have been levied, or are contemplated or pending, against any parcel of Real Property.

          (e) Except for the Real Property, neither the Company nor any Subsidiary owns or holds any interest in real property.

    3.22  Environmental Matters.  Except as set forth on Section 3.22 of the
          ---------------------                          -------------------
Disclosure Schedule:
-------------------

          (a) The Company and each of the Company's Subsidiaries have obtained and hold all Environmental Permits required under Environmental Laws.

          (b) The Company and each of the Company's Subsidiaries are in compliance with all terms, conditions and provisions of all applicable: (i) Environmental Permits; and (ii) Environmental Laws.

          (c) There are no past, pending, or, to the knowledge of the Parent and the Company, threatened Environmental Claims against (i) the Parent in connection with the Business, (ii) the Company or (iii) any of the Company's Subsidiaries.

          (d) No Releases of Hazardous Materials have occurred at, from, in, to, on, or under any Site and no Hazardous Materials are present in, on, about or migrating to or from any Site that could give rise to an Environmental Claim against the Company or any of the Company's Subsidiaries.

          (e) None of (i) the Parent in connection with the Business, (ii) the Company, (iii) any of the Company's Subsidiaries, (iv) any predecessor of the Parent in connection with the Business, (v) any predecessor of the Company or
(vi) any predecessor of the Subsidiaries, or any entity previously owned by the Company or any of the Company's Subsidiaries, have transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-Site location which could result in an Environmental Claim against the Company.

          (f) There are no Liens (other than Permitted Liens) arising under or pursuant to any Environmental Law on any Site.

          (g) There are no (A) underground storage tanks (active or abandoned) at any Site, (B) polychlorinated biphenyl containing equipment at any Site in violation of or that requires removal or remediation under Environmental Laws, or (C) friable or damaged asbestos or asbestos- containing material at any Site, in violation of or that requires removal or remediation under Environmental Laws, the Occupational Safety and Health Act or the state and local analogies thereto.

          (h) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession of the Company, the Parent or any of the Company's Subsidiaries with respect to any Site which have not been delivered or made available to AAC or its agents or consultants prior to execution of this Agreement.

          (i) Notwithstanding anything to the contrary in Section 3.22 of the Disclosure Schedule, the Company is and has been authorized to operate under the Parent's Environmental Permits at the Lancaster, Pennsylvania research and development facility.

    3.23  Other Interests.  Neither the Company nor any of its Subsidiaries
          ---------------
owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities and, with respect to the Company, AISI and the Non-U.S. Subsidiaries).

    3.24  Certain Business Practices.  Neither the Company nor any of its
          --------------------------
Subsidiaries nor any of their respective directors, officers or employees or, to the knowledge of the Parent, the Company or any Subsidiary of the Company, agents or representatives (in their capacity as directors, officers, agents, representatives or employees) has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, or other Person acting on behalf of or under the auspices of a governmental official or Governmental or Regulatory Authority, in the United States or any other country, which is in any manner related to the business or operations of the Company or any of its Subsidiaries, that was illegal under any federal, state or local laws of the United States or any other country having jurisdiction; or (iii) made any payment to any customer or supplier of the Company or any of its Subsidiaries or any officer, director, partner, employee or agent of any such customer or supplier for the unlawful sharing of fees or to any such customer or supplier or any such officer, director, partner, employee or agent for the unlawful rebating of charges, or engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent, in respect of the business of the Company and its Subsidiaries.

    3.25  Substantial Customers and Suppliers.  Section 3.25(a) of the
          -----------------------------------   ----------------------
Disclosure Schedule lists the twenty-five (25) largest customers of the Company
-------------------
and its Subsidiaries on the basis of revenues for goods sold or services provided for the most recent fiscal year. Section 3.25(b) of the Disclosure
                                           ---------------------------------
Schedule lists the fifteen (15) largest suppliers of the Company and its
--------
Subsidiaries on the basis of cost of goods or services purchased for the most recent fiscal year. No such customer or supplier has ceased or materially reduced its purchases from or sales or provision of services to the Company or any of its Subsidiaries since December 31, 1997, or by written notice to the Parent or the Company, has threatened to cease or materially reduce such purchases or sales or provision of services after the date hereof. To the knowledge of the Parent or the Company, no such customer or supplier is threatened with bankruptcy or insolvency.

    3.26  Accounts Receivable.  The accounts and notes receivable of the Company
          -------------------
and its Subsidiaries reflected on the Latest Balance Sheet, and all accounts and notes receivable arising subsequent to the date of the Latest Balance Sheet, (i) arose from bona fide sales transactions in the Ordinary Course of Business and are payable on ordinary trade terms and, to the knowledge of the Parent and the Company, represent valid obligations of customers of the Company, (ii) are collectible in the Ordinary Course of Business in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the Latest Balance Sheet.

    3.27  Inventory.  All inventory of the Company and its Subsidiaries
          ---------
reflected on the Latest Balance Sheet consisted, and all such inventory acquired since the date of the Latest Balance Sheet consists, of a quality and quantity usable and salable in the Ordinary Course of Business, subject to normal and customary allowances in the industry for damage and unusable items and normal obsolescence procedures. Except as disclosed in the notes to the Financial Statements for the period ended on the date of the Latest Balance Sheet or in
Section 3.27 of the Disclosure Schedule, all items included in the inventory of
---------------------------------------
the Company and its Subsidiaries are the property of the Company or such Subsidiary, as the case may be, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by the Company or such Subsidiary, as the case may be, on consignment from others.

    3.28  Brokers.  Except for Merrill Lynch & Co., the fees and expenses of
          -------
whom will be paid by the Parent, no agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with the Merger or any of the other transactions contemplated by this Agreement or the Transaction Documents.

    3.29  Ownership.  The Company or one or more of its Subsidiaries owns, or
          ---------
has a valid right to use, all Assets and Properties used in or that are necessary for the conduct of its business or operations; the Company does not beneficially own, directly or indirectly, any Investment Asset with respect to any Person other than AISI and the Non-U.S. Subsidiaries; and the Company has no Subsidiaries other than AISI and the Non-U.S. Subsidiaries.

    3.30  Product Warranties.  Section 3.30 of the Disclosure Schedule sets
          ------------------   ---------------------------------------
forth (i) copies of all written warranties, guarantees and written warranty policies of the Company or any Subsidiary thereof in respect of the Assets and Properties of the Company or any such Subsidiary, as the case may be, which are currently in effect, or may hereinafter become effective (the "Warranty
                                                               --------
Obligations") and the duration of each such Warranty Obligation and (ii) each of
-----------
the Warranty Obligations which is subject to any dispute or, to the best of the knowledge of the Parent and the Company, after due inquiry, threatened dispute. There have not been any material deviations from the Warranty Obligations, and salesmen, employees and agents of the Parent or the Company are not authorized to undertake obligations to any customer or other third parties in excess of such Warranty Obligations.

    3.31  Year 2000 Problem.  The information systems (including all computer
          -----------------
hardware and software) and technology (including but not limited to, information technology, embedded systems, or any other electro-mechanical or processor-based system) owned, licensed or otherwise used by the Company or any Subsidiary thereof are free of any "Year 2000 Problem" and any 9/9/99 Problem such that such systems and technology do not and will not, in the event the planned modifications (which planned modifications are commercially feasible) thereto are completed by AAC, experience any premature cancellation or expiration of contractual rights or deletion of data, or any malfunctions or other problems in connection with (i) the year 2000 (and all subsequent years) as distinct from 1900's years and (ii) the date February 29, 2000, and all subsequent leap years, except where such cancellations, expirations or malfunctions or Year 2000 Problem or 9/9/99 Problem will not have a Material Adverse Effect.

    3.32  Accredited Investor.  The Parent is an "accredited investor" (as
          -------------------
defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")), and has such knowledge and
                              --------------
experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions contemplated hereby. In addition, the Parent is not receiving any securities pursuant to the transactions contemplated hereby with a view toward distribution (within the meaning of the Securities
Act) of such securities in violation of the Securities Act, and has no arrangement or understanding with any Person to participate in the distribution of such securities.

                                  ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF AAC

     AAC represents and warrants to the Parent, except as set forth in the applicable Section of the Disclosure Schedule attached hereto corresponding to the section number set forth below, as follows:

     4.01 Organization.  AAC is a corporation duly organized, validly existing,
          ------------
and in good standing under the laws of the jurisdiction of its incorporation. AAC is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated hereby. AAC has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. AAC was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     4.02 Authorization of the Transactions.  AAC has full power and authority
          ---------------------------------
to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by AAC, and the performance of its obligations hereunder, have been duly authorized by all requisite corporate action, and this Agreement has been duly executed and delivered by AAC. This Agreement constitutes the valid and legally binding obligation of AAC, enforceable in accordance with its terms and conditions, subject to the effect of applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, and to general principles of equity, whether applied in a proceeding at law or in equity.

     4.03 No Conflicts.  The execution and delivery by AAC of this Agreement do
          ------------
not, and the execution and delivery by AAC of the Transaction Documents to which it is a party, the performance by AAC of its obligations under this Agreement and such Transaction Documents and the consummation of the transactions contemplated hereby and thereby did not, do not and will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of AAC;

          (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 4.04 of the Disclosure
                                                ------------------------------
Schedule, if any, conflict with or result in a violation or breach of any term
--------
or provision of any Law or Order applicable to AAC or any of its respective Assets and Properties; or

          (c) except as disclosed in Section 4.03 of the Disclosure Schedule,
                                     ---------------------------------------
(i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require AAC to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon AAC or any of its Assets and Properties under, any Contract or License to which AAC is a party or by which any of its Assets and Properties is bound.

     4.04 Governmental Approvals and Filings.  Except (i) for the filing of the
          ----------------------------------
Articles of Merger in the office of the Department of State of the Commonwealth of Pennsylvania and other appropriate Transaction Documents required by the PBCL and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, (ii) applicable transfer tax filings, and (iii) as disclosed in Section 4.04 of the Disclosure
                                                ------------------------------
Schedule, no consent, approval or action of, filing with or notice to any
--------
Governmental or Regulatory Authority on the part of AAC is required in connection with the execution, delivery and performance of this Agreement or the Transaction Documents to which it is a party or the consummation of the Merger or the transactions contemplated hereby or thereby.

     4.05 Brokers.  No agent, broker, finder, investment banker, financial
          -------
advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement or the Transaction Documents on the basis of any act or statement made by AAC for which any of the Parent or the Company could become liable.

     4.06 Capitalization.  The authorized capital stock of AAC consists solely
          --------------
of 150,000 shares of AAC Common Stock and 60,000 shares of AAC Series A Preferred. Immediately prior to the Effective Time, 128,000 shares of AAC Common Stock will be outstanding and 55,000 shares of AAC Series A Preferred will be outstanding. All of such issued and outstanding shares of AAC Common Stock and AAC Series A Preferred have been duly authorized and will be validly issued, fully paid and nonassessable.

     4.07 Hart-Scott-Rodino.  At the time of the Closing:
          -----------------

          (a) no Person will Hold fifty percent (50%) or more of the Voting Securities of AAC;

          (b) there will be no Person with the contractual right to designate fifty percent (50%) or more of the directors of AAC;

          (c) AAC does not have a Regularly Prepared Balance Sheet; and

          (d) AAC does not have assets (other than the cash that will be used as consideration for the Merger and expenses incidental thereto) equal to or in excess of $10 million.

          For the purpose of this Section 4.07, the terms "Hold", "Voting Securities" and "Regularly Prepared Balance Sheet" shall have the meanings ascribed to such terms in the Hart-Scott-Rodino Act.


                                   ARTICLE V

                                   COVENANTS

     5.01 Noncompetition.
          --------------

          (a) For a period of five years from the Effective Time (the "Non-
                                                                       ---
Competition Period"), the Parent will not directly or indirectly, through its
------------------
present or future Subsidiaries or otherwise, own, manage, operate, join, or have a financial interest in, control or participate in the ownership, management, operation or control of, any business which is competitive in the United States (not including any current or future operations of the Parent that are producing alternative materials to felt floor backing, subject to the requirements of the Supply Agreement) with the business carried on by the Company or the Company's Subsidiaries at any time up to and including the Effective Time (the operation of such a business, a "Restricted Activity"); provided, however, that nothing in
                       -------------------    --------  -------
this Agreement shall be construed to prevent or restrict the Parent, directly or indirectly through its present or future Subsidiaries, from (i) acquiring any business or equity interest in any Person that engages, directly or indirectly, in any Restricted Activity if (A) such acquired business will not engage in any Restricted Activity other than to supply the internal requirements of the Parent or its Subsidiaries, subject to compliance with the Supply Agreement and (B) prior to any divestiture or disposal of such acquired business the Parent grants to the Surviving Corporation a right of first refusal with respect to such operations by providing the Surviving Corporation with a written bona fide offer (including all material terms thereof) for such operations and providing the Surviving Corporation with forty-five (45) calendar days to accept or reject the same in writing or (ii) owning securities of any Person which are traded on any national securities exchange or NASDAQ if (A) the Parent is not a controlling Person with respect to such Person, or a member of a group which controls such Person and (B) the Parent does not, directly or indirectly, own 5% or more of any class of securities of such Person.

          (b) The Parent agrees that during the Non-Competition Period it shall not, directly or indirectly, knowingly solicit or encourage any individual who was an employee or sales representative of the Company or any Subsidiary thereof or of the Surviving Corporation to terminate his or her employment or sales representative relationship with the Surviving

Corporation or to become employed by or a consultant to, direct or indirectly, the Parent or any of its respective Affiliates.

          (c) AAC agrees that during the Non-Competition Period it shall not, directly or indirectly, knowingly solicit or encourage any individual who was an employee or sales representative of the Parent or any Subsidiary thereof, to terminate his or her employment or sales representative relationship with the Parent or to become employed by or a consultant to, direct or indirectly, the Surviving Corporation or any of its respective Subsidiaries; provided, however,
                                                             --------  -------
that nothing in this Agreement shall be construed to prevent or restrict AAC or its Subsidiaries from entering into an employment or sales representative relationship with (i) any individual who on or before the Closing Date was employed by, or acted as a sales representative for, the Company or its Subsidiaries, (ii) any individual or a sales representative who has not been employed or retained as a sales representative by the Parent during the six (6) month period preceding his or her employment or retention as a sales representative and (iii) any individual who on or before the Closing Date devoted a substantial portion of his or her work efforts to the Company or any of its Subsidiaries.

          (d) The Parent agrees that the Surviving Corporation's remedies at law for any breach or threat of breach by it of any of the provisions of this
Section 5.01 will be inadequate, and that, in addition to any other remedy to which the Surviving Corporation may be entitled at law or in equity, the Surviving Corporation shall be entitled to a temporary or permanent injunction or injunctions or temporary restraining order or orders to prevent breaches of the provisions of this Section 5.01 and to enforce specifically the terms and provisions hereof, in each case without the need to post any security or bond. Nothing herein contained shall be construed as prohibiting the Surviving Corporation from pursuing, in addition, any other remedies available to the Surviving Corporation for such breach or threatened breach.

          (e) It is expressly understood and agreed that although the parties hereto consider the restrictions contained in this Section 5.01 hereof to be reasonable for the purpose of preserving the goodwill, proprietary rights and going concern value of the Surviving Corporation, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this Section 5.01 is an unenforceable restriction on the Parent's activities, the provisions of this Section 5.01 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in this Section 5.01 or any remedy provided herein is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy. The provisions of this Section 5.01 shall in no respect limit or otherwise affect the Parent's obligations under other agreements with the Surviving Corporation.

     5.02 Insurance. (a)  Effective 11:59 p.m. (New York time) on the Closing
          ---------
Date, the Company shall cease to be insured by the Parent's or its Affiliates' insurance policies; provided, however, that, irrespective of whether such
                    --------  -------
policies were written on an "occurrence basis" or a "claims made basis", the Company shall continue to have rights under such policies to the extent the events or circumstances giving rise to a claim under such policies occurred prior to 11:59 p.m. (New York time) on the Closing Date; provided, further,
                                                         --------  -------
that, to the extent any deductible or retention applicable under such policies to such claims exceeds $100,000 (such amount, the "Company Deductible") per
                                                   ------------------
claim, the Parent shall be liable for any such claims under any such policies in an amount equal to the applicable deductible or retention amount minus the Company Deductible. The Parent agrees to cooperate with the Company in making claims under the Parent's or its Affiliate's insurance policies in connection with insurable events that occurred prior to 11:59 p.m. (New York time) on the Closing Date, and shall remit any recoveries promptly to the Company.

     (b) The Parent shall be liable for any self-insured workers' compensation claim to the extent the events or circumstances giving rise to such claim occurred prior to 11:59 p.m. (New York time) on the Closing Date, whether the claims were made prior to or after such time to the extent such claims exceed the reserve so established therefor on the Closing Date Balance Sheet. The Parent shall continue to administer such claims as it has administered similar claims up until the Closing Date, through a third party administrator or otherwise, and shall remit payments to the Company promptly. The Company shall be liable for any self-insured workers' compensation claim to the extent the events or circumstances giving rise to the claim occurred after 11:59 p.m. (New York time) on the Closing Date.

     5.03 Elimination of Intercompany Contracts.  The Parent shall cause to be
          -------------------------------------
terminated, without any continuing liability to the Company or any of its Subsidiaries, prior to the Closing Date all Contracts listed on Section 5.03 of
                                                                ---------------
the Disclosure Schedule.
-----------------------

     5.04 Indebtedness.  The Parent shall cause to be repaid prior to the
          ------------
Closing Date all Indebtedness (other than Swap Obligations incurred in the Ordinary Course of Business) of the Company or any of its Subsidiaries (other than Indebtedness between the Company and any of its Subsidiaries).

                                  ARTICLE VI

                          SURVIVAL AND INDEMNIFICATION

     6.01 Survival of Representations, Warranties, Covenants and Agreements.
          -----------------------------------------------------------------
Notwithstanding any right of AAC (whether or not exercised) to investigate the affairs of the Company or any Subsidiary thereof or any right of each Party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other Party contained in this Agreement, AAC, on the one hand, and the Parent and the Company, on the other hand, have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of AAC, the Parent and the Company contained in this Agreement will survive the Closing;

          (a) indefinitely with respect to the representations and warranties contained in Sections 3.02 and 3.28;

          (b) until sixty (60) calendar days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to representations and warranties contained in Section 3.11 and 3.13;

          (c) until the eighth anniversary of the Closing Date with respect to Sections 3.22 and 6.02(c);

          (d) until the date that falls 2 1/2 years after the Closing Date with respect to all other representations and warranties;

          (e) until the fortieth (40th) anniversary of the Closing Date with respect to Section 6.02(b); and

          (f) except as otherwise indicated in clauses (c) and (e) of this
Section 6.01, indefinitely with respect to each covenant or agreement contained in this Agreement; provided, however, that, with respect to covenants of a
                   --------  -------
specified duration, such covenants shall survive for such duration;


except that any representation, warranty, covenant or agreement that would
------
otherwise terminate in accordance with clause (b), (c), (d) or (e) above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) relating to matters that have occurred or that are continuing shall have been timely given under Section 6.04 on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Section 6.04, but only with respect to matters described in the Claim Notice or Indemnity Notice.

     6.02 Indemnification by the Parent.  The Parent shall indemnify AAC and its
          -----------------------------
Affiliates (including the Company and its Subsidiaries, in the event that the Closing occurs) and each of their respective members, officers, directors, partners, employees, agents, shareholders, successors and all Permitted Assigns in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (a) any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Parent or the Company contained in this Agreement, (b) any Asbestos Claim, (c) any matter set forth on
Section 3.22 or Section 6.02 of the Disclosure Schedule and (d) the claim of infringement and offer to license certain patents owned by the Lemelson Foundation, without duplication. The Parent (and the Company jointly and severally in the event the transactions contemplated by this Agreement are not consummated) agrees that if and to the extent that the indemnification set forth herein is finally determined by a court of competent jurisdiction to be unenforceable, the Parent shall make the maximum contribution to the payment and satisfaction of the Indemnified Losses as shall be permissible under applicable laws, provided, however, that no such contribution
                                   --------  -------
shall exceed the amount that would have been payable had the indemnification provision been enforceable.

     6.03 Indemnification by AAC.  AAC shall indemnify the Parent and its
          ----------------------
Affiliates, officers, successors and assigns in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of AAC contained in this Agreement.

     6.04 Method of Asserting Claims.  All claims for indemnification by any
          --------------------------
Indemnified Party will be asserted and resolved as follows:

          (a) In order for an Indemnified Party to be entitled to any indemnification provided for under Section 6.02 or 6.03 in respect of, arising out of or involving a claim or demand made by any Person not a party to this Agreement against the Indemnified Party (a "Third Party Claim"), the Indemnified
                                            -----------------
Party must deliver a Claim Notice to the Indemnifying Party within thirty (30) Business Days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such Claim Notice
                   --------  -------
shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

          (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume and control the defense thereof with counsel selected by the Indemnifying Party, which counsel must be reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in, but not control, the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. If (i) the Indemnifying Party shall not assume the defense of a Third Party Claim with counsel reasonably satisfactory to the Indemnified Party within ten (10) Business Days of any Claim Notice, (ii) that there are or may be legal defenses available to the Indemnified Party or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, which, if the Indemnified Party and the Indemnifying Party were to be represented by the same counsel, would constitute a conflict of interest for such counsel or prejudice prosecution of the defenses available to such Indemnified Party, or (iii) the Indemnifying Party shall assume the defense of a Third Party Claim and fail to diligently prosecute such defense, then in each such case the Indemnified Party, by notice to the

Indemnifying Party, may employ its own counsel and control the defense of the Third Party Claim and the Indemnifying Party shall be liable for the reasonable fees, charges and disbursements of counsel employed by the Indemnified Party, and the Indemnified Party shall be promptly reimbursed for any such fees, charges and disbursements, as and when incurred. The Indemnifying Party may, at anytime, except in the case of clauses (i), (ii) and (iii) above, upon written notice to the Indemnified Party, assume the defense of any Third Party Claim. Whether the Indemnifying Party or the Indemnified Party controls the defense of any Third Party Claim, the parties hereto shall cooperate in the defense thereof. Such cooperation shall include the retention and provision to the counsel of the controlling party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall have the right to settle, compromise or discharge a Third Party Claim (other than any such Third Party Claim in which criminal conduct is alleged) without the Indemnified Party's consent if such settlement, compromise or discharge (i) constitutes a complete and unconditional discharge and release of the Indemnified Party, and
(ii) provides for no relief other than the payment of monetary damages and such monetary damages are paid in full by the Indemnifying Party.

          (c) In the event any Indemnified Party shall have a claim against any Indemnifying Party under Section 6.02 that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been materially prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Indemnity Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a Liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Indemnity Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

          (d) Notwithstanding anything contained herein to the contrary or any right the Parent may have at law or in equity or pursuant to any Laws, the Parent shall not be entitled to any indemnification, right of contribution or other right of recovery from the Company or the Subsidiaries thereof in connection with any claim made by any Indemnified Party relating to matters occurring prior to the Closing for which the Company is entitled to indemnification against the Parent or which the Parent could be liable for, all of which are irrevocably waived and released by the Parent.

          (e) To the extent that any Loss in respect of which indemnity may be sought under Section 6.02(a) (but only to the extent that such Loss arises out of a breach of or inaccuracy in any of the representations and warranties in
Section 3.22 of this Agreement) or Section 6.02(c), AAC agrees to limit remedial costs to the lowest financial cost alternative reasonably available to achieve compliance required by applicable Environmental Laws, Environmental Permits or requirements of applicable Governmental or Regulatory Authorities.

          (f) Nothing in this Agreement shall require the Parent to indemnify AAC for any costs associated with the removal after the Closing Date of any asbestos or asbestos-containing materials incorporated into any building at any Site that are encapsulated and are not required to be removed under any applicable Law or Environmental Law as of the Closing Date.

          (g) Notwithstanding anything to the contrary in this Section 6.04, the Indemnified Party shall provide the Parent with reasonably prompt written notice of the receipt of any Asbestos Claim; provided, however, that failure to give
                                      --------  -------
such notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Prior to giving such notice, the Indemnified Party shall not take any affirmative action to settle or defend such action. The Parent shall have sole discretion to select counsel to defend such Indemnified Party against any Asbestos Claim. The Parent shall have the sole right to conduct the defense of such Indemnified Party with respect to Asbestos Claims, including the unilateral right to direct the activities of counsel selected to defend such Indemnified Party against the Asbestos Claims, and the right to settle the Asbestos Claims in the Parent's sole discretion without such Indemnified Party's consent, in each case so long as (i) no criminal conduct is alleged in the applicable Asbestos Claim, (ii) the settlement provides for no relief other than the payment of monetary damages and such monetary damages are paid in full by the Parent and (iii) the settlement constitutes a complete and unconditional discharge and release of such Indemnified Party. Notwithstanding anything to the contrary in the preceding sentence, such Indemnified Party shall have the right to employ counsel, at its own expense, separate from the counsel employed by the Parent. Such Indemnified Party shall not voluntarily make any payment, assume any obligation or incur any expense with respect to any Asbestos Claim for which the Parent may be liable without the prior written approval of the Parent. Such Indemnified Party shall cooperate with the Parent's defense and settlement of Asbestos Claims. Nothing herein shall result in or be construed or asserted to be, a waiver of the Parent's or such Indemnified Party's attorney-client privilege in connection with any Asbestos Claim. At the reasonable request of such Indemnified Party, the Parent shall apprise such Indemnified Party of the status of any Asbestos Claims.

          (h) Mitigation.  AAC shall use (and Parent shall have no
              ----------
indemnification obligation with respect to any incremental Losses associated with AAC's failure to use) commercially reasonable efforts to recover under any applicable: (i) insurance policies; (ii) contractual right of set-off; (iii) indemnification; or (iv) applicable state underground storage tank fund with respect to any Losses that relate to a Remedial Action for which AAC is entitled to indemnification under Section 6.02(a) (only to the extent any such Loss arises out of a breach of or inaccuracies in any of the representations and warranties in Section 3.22) or Section 6.02(c); provided, however, that Parent shall indemnify and hold
                    --------  -------
harmless AAC with respect to such Losses in accordance with the procedures and time frames set forth in Article VI notwithstanding the existence of a pending claim by AAC for recovery from such third parties, and AAC shall reimburse Parent for any such Losses incurred by Parent in an amount equal to any funds recovered by AAC from such third party. To the extent that AAC recovers any Losses from third parties that relate to a Remedial Action for which AAC is entitled to indemnification under Section 6.02(a) (only to the extent any such Loss arises out of a breach of or inaccuracies in any of the representations and warranties in Section 3.22) or Section 6.02(c), Parent's indemnification obligation shall be net of any such recovery; provided, however, that AAC shall
                                              --------  -------
have no obligation to seek any such recovery; provided, further, that to the
                                              --------  -------
extent that AAC declines to pursue a claim for contribution against any Third Party for any such matters, AAC shall assign such claims to Parent at the request of Parent.

          (i) Non-Acceleration of Claims pursuant to Environmental Laws.  AAC
              ---------------------------------------------------------
shall not take any unreasonable affirmative action (and Parent shall have no indemnification obligation with respect to any incremental Losses associated with any such action) to accelerate any Remedial Action claims by third parties (including but not limited to such claims by Governmental or Regulatory Authorities) pursuant to Environmental Laws with respect to any matter for which Parent has an indemnification obligation under Section 6.02(a) (only to the extent any such Loss arises out of a breach of or inaccuracies in any of the representations and warranties in Section 3.22) or Section 6.02(c); provided,
                                                                    --------
however, that AAC shall not be prohibited from investigating, remediating or
-------
notifying third parties of the presence or Release of a Hazardous Material or a violation or suspected violation of Environmental Law or Environmental Permit:
(i) to the extent required by applicable Environmental Laws; (ii) to the extent required by applicable Environmental Permits; (iii) to the extent necessary to defend or settle a third-party claim; (iv) to the extent Hazardous Materials are identified in connection with a facility expansion or renovation or in the ordinary course of business (including an environmental compliance audit); (v) in connection with an actual or potential sale of all or substantially all of the assets or stock of the Business, or a sale of any Real Property; or (vi) which, in the reasonable judgment of AAC, is necessary to prevent or address an imminent or substantial endangerment to human health or safety; and provided,
                                                                    --------
further, that Parent shall not take any such unreasonable action and shall bear
-------
any incremental Losses associated with any such action by Parent.

          (j) Notwithstanding anything contained herein to the contrary, the Indemnified Party shall assign to the Parent any and all rights it may have to seek reimbursement of any amounts from third parties (including third parties' insurers), whether in an action at law or otherwise, and whether by way of claim for contribution, subrogation, or otherwise, relating to Asbestos Claims for which Parent has an indemnification obligation under Section 6.02(b).

     6.05 Thresholds.  Notwithstanding anything to the contrary contained
          ----------
herein:

          (a) no amount of indemnity shall be payable as a result of any claim arising under this Article VI with respect to any misrepresentation or breach of warranty contained in the provisions of Articles III and IV hereof or as a result of the provisions of Section 5.02(b) unless, until and then only to the extent that the Indemnified Parties thereunder have suffered, or become subject to, Losses referred to in this Section 6.05(a) in excess of $1,000,000 (the "Aggregate General Threshold Amount"); provided, however, that this Section
 ----------------------------------    --------  -------
6.05(a) shall not apply to Losses resulting from any misrepresentation or breach of warranty under Sections 3.11, 3.22, 3.28 and, for the sake of clarity, any matters within the scope of Section 6.02(b), for which the Parent shall be required to provide indemnification without giving effect to the Aggregate General Threshold Amount and which shall not be counted against the Aggregate General Threshold Amount;

          (b) no amount of indemnity shall be payable as a result of any claim arising under this Article VI with respect to any misrepresentation or breach of warranty contained in Section 3.22 (as it relates to matters other than Asbestos
Claims) or any covenant or agreement contained in Section 6.02(c):   (i) unless,
until and then only to the extent that the Indemnified Parties thereunder have suffered, or become subject to, Losses referred to in this Section 6.05(b) in excess of $2,000,000 (the "Aggregate Environmental Threshold Amount") (provided,
                           ----------------------------------------    --------
however, that, in order to avoid double counting by reason of the provision for
-------
the Aggregate Environmental Threshold Amount, all qualifications in Sections
3.10 and 3.22 requiring materiality or a Material Adverse Effect in order for a particular representation or warranty to have been breached shall be disregarded for purposes of satisfying the Aggregate Environmental Threshold Amount) and
(ii) unless such amount of indemnity is in respect of individual claims (or groups of related claims or claims of the same Person having substantially similar factual or legal bases) resulting in Losses in excess of $50,000; and

          (c) no amount of indemnity shall be payable as a result of any claim arising under this Article VI in excess of $25,000,000 in the aggregate (the "Aggregate Maximum Amount") and the Indemnified Parties under Section 6.02 or
 ------------------------
Section 6.03, as applicable, shall not be indemnified thereunder with respect to any individual item of Loss, if the aggregate of all Losses for which such Indemnified Parties have received indemnity thereunder shall have exceeded the Aggregate Maximum Amount; provided, however, that (i) this Section 6.05(c) shall
                          --------  -------
not apply to Losses resulting from (A) any misrepresentation or breach of warranty under Sections 3.02, 3.11, 3.28, 5.02 or (B) any Asbestos Claim, for which the Parent will be required to provide indemnification in excess of the Aggregate Maximum Amount, if applicable, and (ii) such Losses shall not be included in the calculation of the Aggregate Maximum Amount.

     6.06 Exclusivity.  After the Closing, to the extent permitted by Law, the
          -----------
indemnities set forth in this Article VI shall be the exclusive remedies of the Parent, the Company, AAC and the Surviving Corporation and their respective officers, directors, employees, agents and Affiliates for any misrepresentation, breach of warranty or breach of any covenant or agreement contained in this Agreement or any Loss arising from the operations of the Company, any Subsidiary or any real property, buildings, facilities or other improvements of the Company or any Subsidiary, and the parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which the parties hereto hereby waived.


                                  ARTICLE VII

                                  TAX MATTERS

     7.01 Preparation and Filing of Tax Returns.
          -------------------------------------

          (a) The Parent shall include the income of the Company, AISI and any Subsidiary of the Company formed under the laws of the United States or any State thereof for all periods through the Closing Date (including any deferred amounts triggered into income under Section 1.1502-13 or Section 1.1502-14 of the Treasury regulations and any excess loss account taken into income under
Section 1.1502-19 of the Treasury regulations) on the consolidated federal income Tax Returns of the Seller Group. The Parent shall pay any federal income Taxes attributable to such income. Each Acquired Party shall make payments to the Parent under its respective Tax allocation agreement, if any, in accordance with the terms of such agreement and Past Custom and Practice, (i) only for current Taxes (excluding, without limitation, any Tax arising in respect of the merger of the Company into the Surviving Corporation) and (ii) after the Closing Date, in an amount not exceeding the applicable Tax Reserve. The Company and AISI will furnish Tax information to the Parent for inclusion in the consolidated federal income Tax Return of the Seller Group for the period that includes the Closing Date in accordance with Past Custom and Practice. The Parent will allow the Surviving Corporation an opportunity to review and comment upon such Tax Returns (including any amended Returns) to the extent that they relate to any Acquired Party. The principles of this Section 7.01(a) shall apply to any state or local income Tax for which any Acquired Party files a combined, consolidated, unitary or similar Tax Return with any Seller Party.

          (b) The Parent shall file or cause to be filed all separate Tax Returns of each Acquired Party for all taxable periods that end on or before the Closing Date. The Parent shall pay or cause to be paid all Tax liabilities shown by such Tax Returns to be due.

          (c) The Surviving Corporation shall file or cause to be filed all separate Tax Returns of each Acquired Party for all taxable periods ending after the Closing Date.

          (d) If any Acquired Party is permitted but not required under any applicable state income tax laws to treat the Closing Date as the last day of a taxable period beginning before the Closing Date, and ending on the Closing Date (the "State Income Tax Stub Period"),
      ----------------------------
then the Surviving Corporation and the Parent shall treat the Closing Date as the last day of such period and compute State Taxable Income with respect to such jurisdiction in a manner consistent with Section 7.03(a) hereto.

          (e) With respect to any Tax Return of any Acquired Party for a taxable period that begins on or before and ends after the Closing Date (a "Straddle
                                                                    --------
Period Return"), the Surviving Corporation shall deliver a copy of such Tax
-------------
Return to the Parent at least 45 calendar days prior to the due date therefor (giving effect to any extension thereof), accompanied by an allocation between the Pre-Closing Period and the Post-Closing Period of any Taxes shown to be due on such Tax Return. Such Tax Return and allocation shall be final and binding on the Parent, unless, within 20 calendar days after the date of receipt by the Parent of such Tax Return and allocation, the Parent delivers to the Surviving Corporation a written request for changes to such Tax Return or allocation. In such event, the Parent and the Surviving Corporation shall attempt to resolve in good faith and by mutual agreement the items in dispute fifteen (15) days after the delivery of such written request to the Surviving Corporation. Failing agreement on all items in dispute within such 15-day resolution period, the Surviving Corporation and the Parent shall submit such items in dispute for resolution to the Independent Accounting Firm. The Independent Accounting Firm shall be instructed to resolve such disputed items, based solely on written presentations by the Surviving Corporation and the Parent and not by independent review, and to deliver a written report to the parties hereto upon such disputed items. The Surviving Corporation shall adopt and incorporate in said returns changes requested by the Independent Accounting Firm in such written report, if any. The fees and expenses of the Independent Accounting Firm incurred in connection with the resolution of a dispute pursuant to this Section 7.01(e) shall be borne equally by the Surviving Corporation and the Parent.

          (f) In the case of each Straddle Period Return, not later than (x) five Business Days before the due date (including any extension thereof) for payment of Taxes with respect to such Tax Return or (y) in the event of a dispute, five Business Days after the resolution thereof either by mutual agreement of the parties or by a determination of the Independent Accounting Firm, the Parent shall pay to the Surviving Corporation the portion of the Taxes set forth on such Tax Return that are allocable to the Pre-Closing Period that has not been previously paid by the Parent to the Surviving Corporation or to the appropriate Taxing Authority, after giving effect to any agreement of the parties or any determination by the Independent Accounting Firm, net of any payments made prior to the Closing Date in respect of such Taxes, whether as estimated Taxes or otherwise, and net of any applicable Tax Reserve.

     7.02 Allocation of Tax Liability.
          ---------------------------

          (a) The Parent shall pay or cause to be paid, and shall indemnify each tax indemnitee and agree to protect, save and hold each tax indemnitee harmless from and against:

              (i) any Tax imposed upon or relating to (A) any Seller Party for any period and (B) any Third Party for a Pre-Closing Period, including, in each case, any such

     Tax for which the Acquired Party may be liable, (W) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), (X) as a transferee or successor by operation of law, (Y) by contract or (Z) otherwise; and

               (ii) any Tax (other than those Taxes described in Section 7.02(a)(i)) imposed upon or relating to the Acquired Party for any Pre-Closing Period, to the extent that such Tax exceeds the applicable Tax Reserve.

          (b) Except as otherwise provided in Section 7.05, payment in full of any amount due from the Parent under this Section 7.02 shall be made by the Parent to the Surviving Corporation in immediately available funds at least five Business Days before the date payment of the Taxes to which such payment relates is due.

     7.03 Allocation of Certain Taxes.
          ---------------------------

          (a) In the case of Taxes arising in a taxable period of any Acquired Party that includes but does not end on the Closing Date, except as provided in
Section 7.03(b), the allocation of such Taxes between the Pre-Closing Period and the Post-Closing Period shall be made on the basis of an interim closing of the books as of the end of the Closing Date. For purposes of this Agreement, any Tax resulting from the departure of any of the Acquired Parties from the Seller Group or any other Relevant Group (resulting from the triggering into income of deferred intercompany transactions or excess loss accounts or otherwise) is attributable to the Pre-Closing Period.

          (b) In the case of (i) franchise Taxes based on capitalization, debt or shares of stock authorized, issued or outstanding and (ii) ad valorem Taxes, in each case attributable to any taxable period that includes but does not end on the Closing Date, the portion of such Taxes attributable to the Pre-Closing Period shall be the amount of such Taxes for the entire taxable period, based on the existing capital structure as of the Closing Date of the Acquired Party to which such Tax is attributable, multiplied by a fraction the numerator of which is the number of days in such taxable period ending on and including the Closing Date and the denominator of which is the entire number of days in such taxable period; provided, however, that if any property, asset or other right of any
        --------  -------
Acquired Party is sold or otherwise transferred prior to the Closing Date, then ad valorem Taxes pertaining to such property, asset or other right shall be attributed entirely to the Pre-Closing Period.

     7.04 Carryovers, Refunds and Related Matters.
          ---------------------------------------

          (a) Any refund of Taxes (including any interest thereon) that relates to any Acquired Party, that is attributable to a Pre-Closing Period and is shown as a receivable or other asset on the Closing Date Balance Sheet, shall be the property of such Acquired Party and shall be retained by such Acquired Party (or, if applicable, promptly paid by the Parent to such Acquired Party if any such refund (or interest thereon) is received by the Parent or any of its

Subsidiaries or Affiliates). In the case of a Tax for which an Acquired Party files a combined, consolidated, unitary or similar Tax Return with a Seller Party, the portion of a refund that is attributable to such Acquired Party shall be determined under the Tax allocation agreement applicable to such Acquired Party, if any. All other refunds of Taxes (including interest thereon) attributable to a Pre-Closing Period and relating to an Acquired Party shall be paid over to the Parent within ten calendar days after receipt thereof by any Acquired Party (or retained by the Parent if paid to it).

          (b) Any refund of Taxes (including any interest thereon) that relates to an Acquired Party and that is attributable to a Post-Closing Period shall be the property of such Acquired Party and shall be retained by such Acquired Party (or, if applicable, promptly paid by Parent to the Surviving Corporation if any such refund (or interest thereon) is received by the Parent or any of its Subsidiaries or Affiliates).

          (c) If (i) after the Closing Date, any Acquired Party receives a refund of any Tax that relates to, and that was previously paid by or on behalf of, any Acquired Party and that is attributable to a Pre-Closing Period and (ii) the Tax was paid by (A) a Seller Party in a Post-Closing Period or (B) a Seller Party or such Acquired Party in a Pre-Closing Period, then such Acquired Party promptly shall pay or cause to be paid to the Parent the amount of such refund together with any interest thereon, but net of any Taxes imposed on any tax indemnitee with respect thereto. If there is a subsequent adjustment to any such refund (or interest thereon), then any payment or payments theretofore made with respect to such refund (or interest thereon) pursuant to this Section 7.04(c) promptly shall be adjusted appropriately by means of a payment from the Parent to such Acquired Party or such Acquired Party to the Parent, as the case may be.

          (d) In applying Sections 7.04(a), 7.04(b) and 7.04(c), any refund of Taxes (including any interest thereon) for a taxable period that includes but does not end on the Closing Date shall be allocated between the Pre-Closing Period and the Post-Closing Period in accordance with Section 7.03.

          (e) Without the prior written consent of AAC prior to the Effective Time or the Surviving Corporation thereafter, as the case may be, which consent shall not be unreasonably withheld, neither any Seller Party nor any Acquired Party shall make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return or surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax Claim or assessment relating to any Acquired Party, take any other action or omit to take any action, if such election, adoption, change, amendment, surrender, consent or other action or omission would have the effect of increasing the Tax liability of any Acquired Party or the Surviving Corporation.

          (f) The Parent will not elect to retain any loss carryover of any Acquired Party or any subsidiary under Section 1.1502-20(g) of the Treasury regulations.

          (g) An Acquired Party shall not reserve any amount for or make any payment of Taxes to (i) any Seller Party, or (ii) any other person or any Taxing Authority, except for such Taxes as are due or payable or have been estimated in accordance with applicable law as applied in a manner consistent with the Past Custom and Practice of the Parent and the Acquired Party.

     7.05 Tax Contests.
          ------------

          (a) The Parent and its duly appointed representatives shall have the exclusive authority to control any audit or examination by any Taxing Authority, initiate any claim for refund, amend any Tax Return and contest, resolve and defend against any Tax Claim of, or relating to any liability of, an Acquired Party that relates solely to Pre-Closing Periods. Notwithstanding anything contrary herein, (i) the Parent shall consult with the Surviving Corporation and shall not enter into any settlement with respect to any such Tax Claim without the Surviving Corporation's prior written consent, which shall not be unreasonably withheld, (ii) the Parent shall keep the Surviving Corporation informed of all material developments and events relating to any such Tax Claim,
(iii) at its own cost and expense, the Surviving Corporation shall have the right to participate in (but not control) the defense of any such Tax Claim,
(iv) the Parent shall be responsible for all costs and expenses incurred in connection with any such Tax Claim, excluding costs and expenses incurred by the Surviving Corporation in connection with its participation in the defense of any such Tax Claim pursuant to (iii) above and (v) in the event that an Acquired Party is required to pay a Tax (and sue for a refund), the Parent shall advance to such Acquired Party, on an interest-free basis, the amount of such Tax. The Surviving Corporation and its duly appointed representatives shall have the exclusive authority to control all Tax Claims that are not the responsibility of the Parent pursuant to the previous sentence. Any Party first receiving notice of any Tax Claim promptly shall provide notice of such Tax Claim to the other Party.

          (b) If the Surviving Corporation has withheld its consent with respect to a bona fide settlement offer by any Taxing Authority for any Tax Claim described in Section 7.05(a), the Parent may, at its election and in lieu of continuing to control the defense of such Tax Claim, pay to the Surviving Corporation the amount that would be necessary to settle such Tax Claim, as determined by the bona fide settlement offer. Upon such payment to the Surviving Corporation, (i) the Parent shall be released from any further liability with respect to further adjustments related to such Tax Claim, (ii) the Surviving Corporation shall assume and control the defense of such Tax Claim and (iii) regardless of the final outcome of such Tax Claim, the Surviving Corporation shall be entitled to retain the full amount of the Parent's payment to the Surviving Corporation pursuant to the preceding sentence and the Surviving Corporation shall have no right to any reimbursement or refund of any kind with respect to such Tax Claim.

     7.06 Tax Benefits Resulting from Audit Adjustment.
          --------------------------------------------

          (a) If there is an adjustment after the Closing Date to any item reported on a Pre-Closing Period Tax Return that results in an increase in the Taxes payable by Parent or any of its Affiliates, and such adjustment results in a corresponding adjustment to items reported on a Post-Closing Period Tax Return with result that the Taxes payable either by the Acquired Parties or any consolidated group of companies of which the Acquired Parties are members are reduced, or a refund of Taxes is increased, then the Acquired Parties shall pay to Parent the amount by which such Taxes are reduced or such refunds are increased within five business days following the date on which a payment of Taxes is reduced or a refund of Taxes is received. The amount of such payment shall be the excess of (i) the actual Tax liability of the Acquired Parties or, if applicable, any consolidated group of companies of which the Acquired Parties are members for the tax period in question computed without regard to such adjustment or amendment, over (ii) the actual Tax liability of the Acquired Parties or, if applicable, any consolidated group of companies of which the Acquired Parties are members for the tax period in question.

          (b) If there is an adjustment after the Closing Date to any item reported on a Pre-Closing Period Tax Return that results in an decrease in the Taxes payable by Parent or any of its Affiliates, and such adjustment results in a corresponding adjustment to items reported on a Post-Closing Period Tax Return with result that the Taxes payable either by the Acquired Parties or any consolidated group of companies of which Acquired Parties are members are increased, or a refund of Taxes is decreased, then Parent shall pay to the Acquired Parties the amount by which such Taxes are increased or such refunds are reduced within five business days following the date on which a payment of Taxes is increased or a refund of Taxes is reduced. The amount of such payment shall be the excess of (i) the actual Tax liability of the Acquired Parties or, if applicable, any consolidated group of companies of which the Acquired Parties are members for the tax period in question, over (ii) the tax liability of the Acquired Parties or, if applicable, any consolidated group of companies of which the Acquired Parties are members for the tax period in question computed without regard to such adjustment or amendment.

     7.07 Cooperation.
          -----------

          (a) Each Party shall, and shall cause its Subsidiaries and Affiliates to, provide to the other Party such cooperation and information as any of them reasonably may request in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include (A) the retention of all returns, schedules and work papers, material records or other documents relating to any tax matters of the any of the Acquired Parties for the first taxable period after the Closing Date, and all prior taxable periods until the later of (i) the expiration of the applicable Statute of Limitations or (ii) six years after the due date without extension for such returns providing copies of all relevant portions of relevant Tax Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which any such party may possess; and (B) (upon the other party's request) the provision of such returns, schedules, work papers, records or other documents. The Seller Parties agree (i) to abide by all record retention agreements entered into with any taxing authority; and (ii) to give the Surviving

Corporation reasonable written notice prior to transferring, destroying or discarding any such books and records, and if the Surviving Corporation so requests to allow the Surviving Corporation to take possession of such books and records. Each Party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each Party required to file Tax Returns pursuant to this Agreement shall bear all costs of filing such Tax Returns.

          (b) The Parent agrees, upon request, to use its best efforts to obtain any certificate or other document from any governmental authority or customer of any Acquired Party as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions effected pursuant in this Agreement).

          (c) The Parent further agrees, upon request, to provide to the Surviving Corporation all information that Parent or Surviving Corporation may be required to report pursuant to Section 6043 of the Code and the Treasury Regulations promulgated thereunder.

     7.08 Payment of Transfer Taxes and Fees.  The Parent shall at Closing pay
          ----------------------------------
all Transfer Taxes arising out of or in connection with the transactions effected pursuant to this Agreement, and shall indemnify, defend and hold harmless each Acquired Party and all shareholders of the Surviving Corporation with respect to such Transfer Taxes. The Parent shall file all necessary documentation and Tax Returns with respect to such Transfer Taxes.

     7.09 Termination of Tax Sharing Agreements.  Except as provided in Section
          -------------------------------------
7.01(a) and Section 7.04(a), any and all Tax allocation or sharing agreements or other agreements or arrangements binding any Acquired Party shall be terminated with respect to such Acquired Party as of the day before the Closing Date and, from and after the Closing Date, the Acquired Party shall not be obligated to make any payment to any Seller Party, Taxing Authority or other person pursuant to any such agreement or arrangement for any past or future period.

     7.10 Characterization of Payments.  Except as otherwise required by a Final
          ----------------------------
Determination, the parties shall treat any indemnification payment made hereunder as an adjustment to purchase price.

     7.11 Conflict.  In the event of a conflict between the provisions of this
          --------
Article VII and any other provisions of this Agreement, the provisions of this
Article VII shall control. Without limiting the generality of the foregoing, the indemnification obligations of the Parties under this Article VII shall not be subject to (i) the limitations set forth in Section 6.05 or (ii) the procedures relating to Third Party Claims set forth in Section 6.04.

     7.12 Survival.  All rights and obligations under this Article VII shall
          --------
survive the Closing and continue indefinitely, and the representations and warranties contained in Section 3.11 shall survive the Closing until sixty (60) calendar days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive).

                                  ARTICLE VIII

                            EMPLOYEE BENEFIT MATTERS

     8.01 Employment of Employees After Effective Time. At the Effective Time,
          --------------------------------------------
the Surviving Corporation shall continue to employ all employees of the Company who are engaged in the conduct of the Business as of such date (including employees of the Company who are absent from work on account of non-disability leave of absence, short-term disability and vacation on such date), but excluding all Company employees who are on a leave of absence from the Company on account of a long-term disability (the "Active Employees"); provided,
                                           ----------------    --------
however, that with respect to Active Employees who are absent from work on
-------
account of a short-term disability leave at the Effective Time, Parent shall assume and be liable for all long-term disability benefits that may arise in the event that any such employee is unable to return to active duty with the Surviving Corporation and becomes eligible for long-term disability benefits under the long-term disability plan applicable to such employee immediately prior to the Effective Time, and such employees shall not be considered "Active Employees" hereunder. Subject to the terms of any applicable collective bargaining agreement and Sections 8.04 hereof, the Surviving Corporation shall employ the Active Employees upon such terms and conditions as shall be established by the Surviving Corporation in its discretion. At the Effective Time, the Parent shall (a) to the extent applicable employ all current employees of the Company other than the Active Employees (such other employees, the "Terminated Employees"), (b) continue to provide and remain liable for all
 --------------------
compensation and benefits to the Terminated Employees under the terms of the applicable Benefit Plans maintained by the Parent for the benefit of such Terminated Employees, (c) remain liable for all Liabilities and obligations in connection with or with respect to the Terminated Employees, and (d) remain liable for all Liabilities and obligations in connection with or with respect to all former employees (including retirees) of the Company as of the Effective Time (the "Former Employees"), and continue to provide all benefits, in its
           ----------------
discretion, to the Former Employees under the applicable Benefit Plans maintained by the Parent for the benefit of the Former Employees. Except as otherwise provided for in the last sentence in Section 8.04(c), nothing herein express or implied shall be construed to prevent the Surviving Corporation, after the Effective Time, from terminating or modifying to any extent or in any respect at any time or from time to time (i) the Surviving Corporation's employment relationship with any Active Employee, (ii) the terms and conditions of the employment of any Active Employee, or (iii) any of the "employee benefit plans" as defined under ERISA or similar or other plans, programs, arrangements or agreements in which the Active Employees may participate or in which the Surviving Corporation may, in its discretion, establish for the benefit of the Active Employees or their dependents after the Effective Time. The Active Employees shall be deemed to have accrued prior service credit for purposes of participation and vesting in respect of their periods of service with the Surviving Corporation, the Company, the Parent and its Subsidiaries and any predecessor thereof, under any employee benefit plan which the Surviving Corporation may, in its discretion, establish or maintain for the benefit of the Active Employees.

     8.02 Defined Contribution and Defined Benefits Plans.
          -----------------------------------------------

          (a) Cessation of Participation in Parent's Plans.  At the Effective
              --------------------------------------------
Time, the Parent shall take all such actions as may be necessary to (i) cause all Active Employees to cease active participation in the employee stock ownership portion of The Retirement Savings and Stock Ownership Plan of Armstrong World Industries, Inc. (the "RSSOP"), The Retirement Income Plan for
                                       -----
Employees of Armstrong World Industries, Inc. (the "Parent's DB Plan") and such
                                                    ----------------
other tax-qualified defined benefit pension Benefit Plans maintained by the Parent in which Active Employees participate prior to the Effective Time (collectively, the "Parent DB Plans") and (ii) cause the Surviving Corporation
                    ---------------
to cease to be a participating and contributing employer in the Parent DB Plans and the employee ownership portion of the RSSOP. The Surviving Corporation and AAC shall neither adopt, become a sponsoring employer of, nor have any obligations, responsibility or Liabilities under, the Parent DB Plans (including but not limited to any funding or payment obligation), or to the Active Employees, Terminated Employees or Former Employees with respect to the Parent DB Plans.

          (b) Establishment of Defined Benefit Pension Plan as of  Effective
              --------------------------------------------------------------
Time and Transfer of Plan Assets.
--------------------------------

               (i) The Surviving Corporation shall establish a defined benefit pension plan intended to be qualified under Section 401(a) of the Code effective as of the Effective Time, the terms and provisions of which shall be established at the discretion of the Surviving Corporation, subject to the provisions of Section 8.01(iii) hereof (such new plan, the "Surviving
                                                                     ---------
     Corporation's DB Plan") for the benefit of those Active Employees who are
     ---------------------
     participants under the Parent's DB Plan. As soon as practicable after the establishment of the Surviving Corporation's DB Plan and after the Surviving Corporation provides a letter representing to Parent that (i) the Surviving Corporation's DB Plan is intended to be qualified under Section 401(a) of the Code, and intended to satisfy the requirements of Section 411(d)(6) of the Code with respect to the asset transfer contemplated herein, and (ii) the Surviving Corporation will submit such Plan to the IRS for favorable determination as to its tax qualified status in a timely manner, and in connection therewith, will take such actions as are reasonably requested by the IRS in order to obtain such favorable determination, the Parent shall cause the trustee of the Parent's DB Plan to transfer to the trustee of the Surviving Corporation's DB Plan, in cash, an amount equal, as of the Effective Time, to the "accumulated benefit obligations" within the meaning of, and determined in accordance with, Financial Accounting Statement 87 ("ABO"), attributable to the Active
                                         ---
     Employees participating in the Parent's DB Plan. The Surviving Corporation's DB Plan shall assume the liability to provide the benefits accrued by such Active Employees with respect to whose assets are so transferred.

               (ii) The ABO shall be calculated by applying the assumptions and methodology set forth on Schedule 8.02(b)(ii) hereto. The transfer
                              --------------------
     contemplated by Section 8.02(b)(i) hereof shall in any event satisfy the applicable requirements of Sections 414(l) and 401(a)(12) of the Code. The ABO shall be determined by the Parent's actuary, and shall be subject to confirmation by the Surviving Corporation's actuary with respect to such calculation, but not the assumptions and methodology to the extent set forth on Schedule 8.02(b)(ii). The Parent shall cooperate with the Surviving Corporation and its actuaries in providing the necessary and accurate data to be used by the Surviving Corporation's actuaries.

          (c) Establishment of 401(k) and Transfer of Plan Assets.  No later
              ---------------------------------------------------
than the later to occur of (i) 90 days following the Effective Time in the event that the provisions of Section 8.05 do not act to extend the commencement of the Effective Time for purposes hereof, and (ii) the Effective Time in the event that the provisions of Section 8.05 extend the commencement of the Effective Time for purposes hereof, the Surviving Corporation shall establish a defined contribution pension plan intended to be qualified under Sections 401(a) and (k) of the Code, the terms and provisions of which shall be established at the discretion of the Surviving Corporation, subject to the provisions of Section 8.01(iii) hereof (such new plan, the "Surviving Corporation's 401(k) Plan"). As
                                      -----------------------------------
soon as practicable after the establishment of the Surviving Corporation's 401(k) Plan, and after the Surviving Corporation provides a letter to Parent representing that (i) the Surviving Corporation's 401(k) Plan will be qualified under Section 401(a) of the Code, and intended to satisfy the requirements of
Section 411(d)(6) of the Code (to the extent required) with respect to the asset transfer contemplated herein, and (ii) the Surviving Corporation will submit such Plan to the IRS for favorable determination as to its tax qualified status in a timely manner, and in connection therewith, will take such actions as are reasonably requested by the IRS in order to obtain such favorable determination, the Parent shall cause and direct the trustee of The Retirement Savings and Stock Ownership Plan of Armstrong World Industries, Inc., and other Benefit Plans qualified under Sections 401(a) and (k) of the Code in which Active Employees participated prior to the Effective Time (if any) (such plan or plans, the "Parent 401(k) Plan") to spin off and transfer from the trust of each such
     ------------------
Parent 401(k) Plan to the trust maintained under the Surviving Corporation's 401(k) Plan an amount equal to the aggregate account balances (including loans), as of the date of any such transfer, of those Active Employees who were participants in the Parent 401(k) Plan prior to the Effective Time, and the trust under the Surviving Corporation's 401(k) Plan shall accept such transfer. The transfer of assets pursuant to this Section 8.02(c) shall be made in kind to the extent practicable and as mutually agreed to by the Parent and the Surviving Corporation. The Parent agrees to provide the Surviving Corporation with the necessary information to permit the Surviving Corporation and the Surviving Corporation's 401(k) Plan to properly account for the plan assets transferred pursuant to this Section 8.02(c).

          (d) Following the transfer of assets pursuant to and as contemplated by Sections 8.02(b) and 8.02(c), the Surviving Corporation, and Surviving Corporation's DB Plan and the Surviving Corporation's 401(k) Plan (as applicable) shall be solely Liable for providing the related assets so transferred, and Parent, its affiliates and the Benefit Plans shall cease to have any Liability or responsibility with respect to the benefits to be provided to the Active Employees under the Benefit Plans from which such assets were transferred.

     8.03 Deferred Compensation, Severance, Equity, Phantom Stock and Other
          -----------------------------------------------------------------
Plans.  At the Effective Time, the Parent shall take all such actions as may be
-----
necessary to (i) cause all Active Employees to cease participation in the Armstrong Industrial Specialties Inc. Salaried Employees Add Value Plan (it being understood and acknowledged by the parties hereto that such Plan has been terminated, and all benefits have been fully paid and satisfied thereunder, prior to the Closing Date), Retirement Benefit Equity Plan of Armstrong World Industries, Inc., Armstrong Deferred Compensation Plan, Employment Protection Plan for Salaried Employees of Armstrong World Industries, Inc., Armstrong World Industries, Inc. Management Achievement Award Plan, and such other deferred compensation, severance, equity, phantom stock, and all other non-qualified Benefit Plans maintained or sponsored by the Parent, in which Active Employees participate prior to the Effective Time (collectively, the "Nonqualified Plans")
                                                            ------------------
and (ii) cause the Surviving Corporation to cease to be a participating and contributing employer in the Nonqualified Plans. The Surviving Corporation and AAC shall neither adopt, become a sponsoring employer of, nor have any obligations, responsibility or Liabilities under, the Nonqualified Plans (including but not limited to any funding or payment obligation), or to the Active Employees, Terminated Employees or Former Employees with respect to the Nonqualified Plans. Except as set forth on Schedule 8.03 (which schedule shall set forth the names of Terminated Employees or Former Employees who have terminated employment with the Company prior to the Closing Date, and who will receive severance payments after the Closing Date, and shall set forth the amounts of severance payable after the Closing Date with respect to each such Employee), the Parent covenants and agrees that all severance Liabilities and obligations with respect to Terminated Employees or Former Employees who have terminated employment with the Company prior to the Closing Date will have been fully paid and satisfied as of the Effective Date, with no further payment obligations from the Surviving Corporation from and after the Closing Date.

     8.04 Welfare Benefit Plans.
          ---------------------

          (a) Retiree Medical Plan. As of the Effective Time, the Surviving
              --------------------
Corporation shall assume the Parent's obligation to provide retiree medical coverage (i.e., medical coverage for periods after retirement from active employment) to Active Employees and their dependents (obligations taken into account for purposes of calculating the Company's and/or the Parent's accumulated post-retirement benefit obligation with respect to medical coverage with respect to the Active Employees and their dependents, within the meaning of, and determined in accordance with Financial Accounting Statement 106), and shall provide such medical coverage under a group health plan (within the meaning of Section 5000(b)(1) of the Code).

          (b) Claims Accrued Prior to Effective Time. The Parent shall retain
              --------------------------------------
all obligations and Liabilities under the Medical Care Program for Employees of Armstrong World Industries, Inc., the Long Term Disability Plan, the Group Insurance Plan, and the Medical Indemnity Plan covering Active Employees, along with any other welfare Benefit Plan pursuant to which the Active Employees participate (all of such plans, the "Welfare Benefit Plans"), for claims
                                     ---------------------
incurred (whether or not reported) on or prior to the Effective Time with respect to the Active Employees, including beneficiaries thereof. (For purposes of clarity, the Parent shall retain all obligations and Liabilities under all Benefit Plans, including but not limited to the Welfare Benefit Plans, for claims incurred both prior to and after the Effective Time with respect to the Terminated Employees and Former Employees pursuant to the Parent's obligations under Section 8.01 hereof, and the Surviving Corporation shall incur no obligations or Liabilities with respect to such Employees).

          (c) Medical and Dental Obligations of Surviving Corporation for Active
              ------------------------------------------------------------------
Employees. The Surviving Corporation shall recognize for purposes of annual
---------
deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by the Active Employees and their dependents under the Benefit Plans providing for medical and dental benefits in which they participated in the calendar year in which the Effective Time occurs. To the extent that the Active Employees are not subject to such conditions, limitations or requirements under the relevant Benefit Plans prior to the Effective Time, the Active Employees shall not be subject to pre-existing condition provisions, proof of insurability requirements, or similar conditions or requirements under the Surviving Corporation's benefit plans that would delay commencement of participation in, or limit the level of coverage under, any Surviving Corporation benefit plan. As of the Effective Time, the Surviving Corporation shall establish benefit plans which provide benefits to all Active Employees who remain actively employed by the Surviving Corporation which are substantially comparable in the aggregate to those provided under the Medical Care Program for Employees of Armstrong World Industries, Inc., the Long Term Disability Plan, the Group Insurance Plan and the Medical Indemnity Plan, which plans shall provide such benefits at least through the end of the 1999 calendar year.

     8.0  Extension of the "Effective Date" for Purposes of Benefits Provided
          -------------------------------------------------------------------
Pursuant to the Transition Services Agreement.  For purposes of Sections 8.02
---------------------------------------------
through 8.04 of this Article VIII, with respect to any particular benefit provided for under the Transition Services Agreement, the term "the Effective Time" shall be extended and shall commence immediately upon the date when, pursuant to the Transition Services Agreement, Parent ceases to provide any continuation of such benefit to the Active Employees (for purposes of clarity, and for example purposes only, if the Parent provides medical, life and disability benefits to Active Employees from and after the Closing Date through the date three months thereafter pursuant to the Transition Services Agreement, the Surviving Corporation's obligations to provide benefits as of the "Effective Time" pursuant to Section 8.04(c) hereof shall be extended, subject to the obligations set forth in the Transition Services Agreement, until the date which is one day after the end of such three-month period).

                                  ARTICLE IX

                        CLOSING DELIVERIES AND ACTIONS

     9.01 Officers' Certificates.  The Company shall on the Closing Date deliver
          ----------------------
to AAC: (i) a certificate, dated the Closing Date and executed by the Chief Financial Officer of the Parent, in the form and to the effect of Exhibit J
                                                                  ---------
hereto; (ii) a certificate, dated the Closing Date and executed by the Assistant Secretary of the Parent, in the form and to the effect of Exhibit K-1 hereto;
                                                          -----------
and (iii) a certificate, dated the Closing Date and executed by the Secretary of the Company, in the form of and to the effect of Exhibit K-2 hereto.
                                                 -----------

     9.02 Third Party Consents.  The Parent shall deliver to AAC or the Company
          --------------------
on the Closing Date the consents (or in lieu thereof waivers) disclosed in
Section 9.02 of the Disclosure Schedule.
---------------------------------------

     9.03 Opinion of Counsel.  The Parent shall deliver on the Closing Date to
          ------------------
AAC or the Company the opinion of counsel to each of the Parent and the Company in connection with this Agreement and the Transaction Documents to which it is a party, dated the Closing Date, substantially in the form and to the effect of Exhibit L hereto, and to such further effect as AAC may reasonably request.
---------

     9.04 Good Standing Certificates.  The Company shall deliver on the Closing
          --------------------------
Date to AAC or the Company (a) a copy of the Charter certified by the Department of State of the Commonwealth of Pennsylvania, (b) a certificate from the Department of State of the Commonwealth of Pennsylvania to the effect that the Company is in good standing or subsisting in such jurisdiction, listing all charter documents of the Company on file and attesting to its payment of all franchise or similar Taxes, and (c) a certificate from the Secretary of State or other appropriate official in each jurisdiction in which the Company is qualified or admitted to do business to the effect that the Company is duly qualified or admitted and in good standing in such jurisdiction.

     9.05 Intercompany Contracts. The Parent shall deliver evidence, in form and
          ----------------------
substance reasonably satisfactory to AAC, that all Contracts listed in Section
                                                                       -------
5.03 of the Disclosure Schedule between, on the one hand, the Company or any of
-------------------------------
its Subsidiaries and, on the other, any Affiliates of the Parent (other than Contracts between the Company and any of its Subsidiaries) have been extinguished, without any continuing obligation to the Company or such Subsidiary, and are of no further force and effect.

     9.06 Indebtedness.  The Parent shall deliver evidence, in form and
          ------------
substance satisfactory to AAC, that all Indebtedness (other than Swap Obligations incurred in the Ordinary Course of Business) of the Company and its Subsidiaries (other than Indebtedness between the Company and any of its Subsidiaries) has been repaid in full or extinguished.

     9.07 Delivery of Environmental Certificate.  AAC shall deliver a
          -------------------------------------
certificate, in form and substance satisfactory to the Parent, with respect to its retention of an environmental consultant in connection with the transactions contemplated hereby.

     9.08 FIRPTA Certificate.  The Parent shall deliver to AAC or the Company on
          ------------------
the Closing Date a duly completed and executed certification of non-foreign status pursuant to Section 1.1445-2(b)(2) of the Treasury regulations.

     9.09 Transaction Documents.  The Parent and the Surviving Corporation shall
          ---------------------
execute and, where applicable, the Parent shall cause one or more of its Affiliates to execute, the Supply Agreement, the Transition Services Agreement, the Shareholders' Agreement, the Registration Rights Agreement, the Research and Development Facility Lease and the Intellectual Property Sale Agreement.


                                   ARTICLE X

                                 MISCELLANEOUS

     10.01 Notices.  All notices, requests and other communications hereunder
           -------
must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the Parties at the following addresses or facsimile numbers:

If to the Parent:        Armstrong World Industries, Inc.
                         2500 Columbia Avenue
                         Lancaster, PA  17603
                         Facsimile:   (717) 396-6121
                         Attention:   Deputy General Counsel -- Corporate

If to the Company:       Interface Solutions, Inc.
                         216 Wohlsen Way
                         Lancaster, PA  17603
                         Facsimile:   (717) 396-4119
                         Attention:   President

     Copy to:            Rogers & Wells LLP
                         200 Park Avenue
                         New York, NY  10166-0153
                         Facsimile:   (212) 878-8000
                         Attention:   Bonnie A. Barsamian, Esq.

If to AAC:               AISI Acquisition Corp.
                         c/o 399 Venture Partners, Inc.
                         399 Park Avenue, 14th Floor
                         New York, NY  10043
                         Facsimile:   (212) 888-2940
                         Attention:   David Y. Howe

     Copies to:          399 Venture Partners, Inc.
                         399 Park Avenue, 14th Floor
                         New York, NY  10043
                         Facsimile:   (212) 888-2940
                         Attention:   David Y. Howe

                                   and

                         Morgan, Lewis & Bockius LLP
                         101 Park Avenue
                         New York, NY  10178-0060
                         Facsimile:   (212) 309-6273
                         Attention:   Philip H. Werner, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 10.01, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 10.01, be deemed given upon receipt, (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given on the earlier of the fifth Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section 10.01, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 10.01). Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice as provided in this Section 10.01 specifying such change to each of the other Parties hereto.

     10.02 Use of Armstrong Name.  As soon as reasonably practicable after the
           ---------------------
Closing but in no event more than 12 months, the Surviving Corporation shall (i) remove the word "Armstrong" from all names, logos or marks which include the word "Armstrong" ("Armstrong Corporate Designations") from, or render the same
                   --------------------------------
illegible on, all assets or properties on which such Armstrong Corporate Designations are imprinted or legible or (ii) shall discontinue use of any asset or property bearing Armstrong Corporate Designations. Notwithstanding the foregoing, the Surviving Corporation shall be permitted to use the Armstrong Corporate Designations with respect to inventory constituting finished goods on which an Armstrong Corporate Designation is imprinted or affixed at the Closing, or works in progress in a stage of production where removal of an Armstrong Corporate Designation is impracticable, until such inventory is sold. After such inventory has been sold, the Surviving Corporation shall have no rights to use the Armstrong Corporate Designations. The Surviving Corporation undertakes to use its commercially reasonable efforts to sell such inventory within 12 months after the Closing. At the end of such period referred to in the preceding sentence (or upon completion of the sale of inventory, removal, rendering illegible or discontinuance of the Armstrong Corporate Designations and variations thereof described above, whichever occurs sooner), an executive officer of the Surviving Corporation shall notify the Parent that (i) all such inventory has been sold or destroyed or (ii) such removal, rendering illegible or discontinuance has been completed. Except as expressly permitted by this Section, neither the Surviving Corporation nor any of its Affiliates shall use the Armstrong Corporate Designations or any similar mark or name.

     10.03 Entire Agreement.  This Agreement, the Transaction Documents and the
           ----------------
Confidentiality Agreement supersede all prior discussions and agreements among the Parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the Parties with respect to the subject matter hereof and thereof.

     10.04 Fees and Expenses.  Except as otherwise expressly provided in this
           -----------------
Agreement and the Transaction Documents, each of the Parties shall be responsible for its or their own expenses incurred in connection with the transactions contemplated hereby and thereby. If the transactions contemplated by this Agreement are consummated, at or after the Effective Time, the Surviving Corporation shall reimburse 399 for all out-of-pocket fees and expenses incurred or to be incurred by 399 in connection with the transactions contemplated hereby or by the Transaction Documents (including, without limitation, fees and expenses of attorneys, accountants and consultants).

     10.05 Public Announcements.  At no time at or before the Effective Time,
           --------------------
shall the Parties issue or make any statements or releases to the public with respect to this Agreement or the transactions contemplated hereby or by the Transaction Documents without the prior written consent of the other, such consent not to be unreasonably withheld.

     10.06 Further Assurances.
           ------------------

           (a) At any time or from time to time after the Closing, (i) each of the parties hereto shall execute and deliver to each other party such documents and instruments, provide such materials and information and take such other actions as such other party hereto may reasonably request more effectively to vest title to any shares of capital stock of any Person issued in connection herewith or with any of the Transaction Documents and otherwise to cause the parties hereto to fulfill their obligations under this Agreement and the Transaction Documents and (ii) put the Surviving Corporation in actual possession and operating control of the Assets and Properties of, and the Books and Records relating solely to, the Company and its Subsidiaries.

          (b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the Books and Records and other data relating to the Business or Condition of the Company in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party.

     10.07  Waiver.  Any term or condition of this Agreement may be waived at
            ------
any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

     10.08  Amendment.  This Agreement may be amended, supplemented or modified
            ---------
only by a written instrument duly executed by or on behalf of each Party hereto.

     10.09  Third Party Beneficiaries.  The terms and provisions of this
            -------------------------
Agreement are intended solely for the benefit of the parties hereto and their respective successors and assigns, and it is not the intention of the parties to confer third party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Article VI or payment under Section 10.04.

     10.10  No Assignment; Binding Effect.  Neither this Agreement nor any
            -----------------------------
right, interest or obligation hereunder may be assigned (by operation of Law or otherwise) to any Person other than a Permitted Assign by any of the Parties hereto without the prior written consent of each of the other Parties hereto, any attempt to do so will be void. Subject to the preceding sentence, this Agreement shall bind and inure to the benefit of and be enforceable by the Parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns.

     10.11  Headings; Construction.  The headings used in this Agreement have
            ----------------------
been inserted for convenience of reference only and do not define or limit the provisions hereof. The Parties hereto agree that this Agreement is the product of negotiation between sophisticated Parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.
                                                      ------------------

     10.12  Invalid Provisions.  If any provision of this Agreement is held to
            ------------------
be illegal, invalid or unenforceable under any present or future Law, by the final judgment of a court of competent jurisdiction or other Governmental or Regulatory Authority and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (iv) such court or other Governmental or Regulatory Authority shall have the power to add, in lieu of such illegal, invalid or unenforceable provision, as a part of this Agreement a legal, valid and enforceable provision that comes closest to expressing the intention of such illegal, invalid or unenforceable provision.

     10.13 Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent that the PBCL applies as a result of the Company being incorporated in the Commonwealth of Pennsylvania, in which case the PBCL shall apply.

     10.14 Consent to Jurisdiction and Service of Process.  EACH OF THE PARTIES
           ----------------------------------------------
CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT IT SHALL NOT BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT IN ANY COURT OTHER THAN A STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK. EACH OF THE PARTIES ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

     10.15 Waiver of Jury Trial.  EACH OF THE PARTIES HERETO IRREVOCABLY AND
           --------------------
UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS AND FOR ANY COUNTERCLAIM RELATING THERETO.

     10.16 Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     10.17 Time of Essence.  Each of the Parties hereto agrees that, with regard
           ---------------
to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     10.18 Limited Recourse.  Notwithstanding anything in this Agreement or any
           ----------------
Transaction Document to the contrary, except as expressly permitted herein or therein, the obligations and Liabilities of AAC shall be without recourse to any shareholder (other than any

Party hereto or such Party's successors or assigns) of AAC or any of such shareholder's Affiliates, directors, employees, officers or agents and shall be limited to the assets of the Surviving Corporation.


                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                               AISI ACQUISITION CORP.


                               By:
                                  ---------------------------
                                  Name:
                                  Title:


                               ARMSTRONG WORLD INDUSTRIES, INC.


                               By:
                                  ---------------------------
                                  Name:
                                  Title:


                               ARMSTRONG INDUSTRIAL SPECIALTIES, INC.


                               By:
                                  ---------------------------
                                  Name:
                                  Title:



                      [Signature Page to Merger Agreement]